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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                INTERPHARM, INC.

                                       AND

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,

       Acting through its Wells Fargo Business Credit operating division

                                February 9, 2006

================================================================================

                                TABLE OF CONTENTS

ARTICLE I         DEFINITIONS................................................1
   Section 1.1    Definitions................................................1
   Section 1.2    Other Definitional Terms; Rules of Interpretation..........2


ARTICLE II        AMOUNT AND TERMS OF THE CREDIT FACILITY....................2
   Section 2.1    Revolving Advances.........................................2
   Section 2.2    Procedures for Requesting Advances.........................2
   Section 2.3    LIBOR Advances.............................................2
   Section 2.4    M&E Advances, Cap Ex and Real Estate Advance...............2
   Section 2.5    Intentionally Omitted......................................2
   Section 2.6    Interest; Default Interest Rate; Application of
                  Payments; Participations; Usury............................2
   Section 2.7    Fees.......................................................2
   Section 2.8    Time for Interest Payments; Payment on Non-Business
                  Days; Computation of Interest and Fees.....................2
   Section 2.9    Lockbox and Collateral Account; Sweep of Funds.............2
   Section 2.10   Voluntary Prepayment; Reduction of the Maximum Line
                  Amount; Termination of the Credit Facility by the
                  Borrower...................................................2
   Section 2.11   Mandatory Prepayment.......................................2
   Section 2.12   Revolving Advances to Pay Obligations......................2
   Section 2.13   Use of Proceeds............................................2
   Section 2.14   Liability Records..........................................2


ARTICLE III       SECURITY INTEREST; OCCUPANCY; SETOFF.......................2
   Section 3.1    Grant of Security Interest.................................2
   Section 3.2    Notification of Account Debtors and Other Obligors.........2
   Section 3.3    Assignment of Insurance....................................2
   Section 3.4    Occupancy..................................................2
   Section 3.5    License....................................................2
   Section 3.6    Financing Statement........................................2
   Section 3.7    Setoff.....................................................2
   Section 3.8    Collateral.................................................2


ARTICLE IV        CONDITIONS OF LENDING......................................2
   Section 4.1    Conditions Precedent to the Initial Advances...............2
   Section 4.2    Conditions Precedent to All Advances.......................2


ARTICLE V         REPRESENTATIONS AND WARRANTIES.............................2
   Section 5.1    Existence and Power; Name; Chief Executive Office;
                  Inventory and Equipment Locations; Federal Employer Identification Number and Organizational
                  Identification Number......................................2

   Section 5.2    Capitalization.............................................2
   Section 5.3    Authorization of Borrowing; No Conflict as to Law or
                  Agreements.................................................2
   Section 5.4    Legal Agreements...........................................2
   Section 5.5    Subsidiaries...............................................2
   Section 5.6    Financial Condition; No Adverse Change.....................2
   Section 5.7    Litigation.................................................2
   Section 5.8    Regulation U...............................................2
   Section 5.9    Taxes......................................................2
   Section 5.10   Titles and Liens...........................................2
   Section 5.11   Intellectual Property Rights...............................2
   Section 5.12   Plans......................................................2
   Section 5.13   Default....................................................2
   Section 5.14   Environmental Matters......................................2
   Section 5.15   Submissions to Lender......................................2
   Section 5.16   Financing Statements.......................................2
   Section 5.17   Rights to Payment..........................................2
   Section 5.18   Financial Solvency.........................................2


ARTICLE VI        COVENANTS..................................................2
   Section 6.1    Reporting Requirements.....................................2
   Section 6.2    Financial Covenants........................................2
   Section 6.3    Permitted Liens; Financing Statements......................2
   Section 6.4    Indebtedness...............................................2
   Section 6.5    Guaranties.................................................2
   Section 6.6    Investments and Subsidiaries...............................2
   Section 6.7    Dividends and Distributions................................2
   Section 6.8    Salaries...................................................2
   Section 6.9    Intentionally Omitted......................................2
   Section 6.10   Books and Records; Collateral Examination, Inspection
                  and Appraisals.............................................2
   Section 6.11   Account Verification.......................................2
   Section 6.12   Compliance with Laws.......................................2
   Section 6.13   Payment of Taxes and Other Claims..........................2
   Section 6.14   Maintenance of Properties..................................2
   Section 6.15   Insurance..................................................2
   Section 6.16   Preservation of Existence..................................2
   Section 6.17   Delivery of Instruments, Etc...............................2
   Section 6.18   Sale or Transfer of Assets; Suspension of Business
                  Operations.................................................2
   Section 6.19   Consolidation and Merger; Asset Acquisitions...............2
   Section 6.20   Sale and Leaseback.........................................2
   Section 6.21   Restrictions on Nature of Business.........................2
   Section 6.22   Accounting.................................................2
   Section 6.23   Discounts, Etc.............................................2
   Section 6.24   Plans......................................................2
   Section 6.25   Place of Business; Name....................................2


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   Section 6.26   Constituent Documents; S Corporation Status................2
   Section 6.27   Performance by the Lender..................................2


ARTICLE VII       EVENTS OF DEFAULT, RIGHTS AND REMEDIES.....................2
   Section 7.1    Events of Default..........................................2
   Section 7.2    Rights and Remedies........................................2
   Section 7.3    Certain Notices............................................2


ARTICLE VIII      MISCELLANEOUS..............................................2
   Section 8.1    No Waiver; Cumulative Remedies; Compliance with Laws.......2
   Section 8.2    Amendments, Etc............................................2
   Section 8.3    Notices; Communication of Confidential Information;
                  Requests for Accounting....................................2
   Section 8.4    Further Documents..........................................2
   Section 8.5    Costs and Expenses.........................................2
   Section 8.6    Indemnity..................................................2
   Section 8.7    Participants...............................................2
   Section 8.8    Execution in Counterparts; Telefacsimile Execution.........2
   Section 8.9    Retention of Borrower's Records............................2
   Section 8.10   Binding Effect; Assignment; Complete Agreement;
                  Sharing Information........................................2
   Section 8.11   Severability of Provisions.................................2
   Section 8.12   Headings...................................................2
   Section 8.13   Governing Law; Jurisdiction, Venue; Waiver of Jury
                  Trial......................................................2
   Section 8.14   Intentionally Omitted......................................2

                          CREDIT AND SECURITY AGREEMENT

                          Dated as of February 9, 2006

      Interpharm, Inc., a New York corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1.Definitions. Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this
Section:

      "Accounts" shall have the meaning given it under the UCC.

      "Accounts Advance Rate" means up to eighty-five percent (85%), or such lesser rate as the Lender in its reasonable discretion may deem appropriate from time to time; provided that, as of any date of determination, the Accounts Advance Rate shall be reduced by one (1) percentage point for each percentage by which Dilution is 5% or more.

      "Advance" means a Revolving Advance, an M&E Advance, a Cap Ex Advance, or a Real Estate Advance.

      "Affiliate" or "Affiliates" means Holdings and any Subsidiary of Holdings or any subsidiary of Borrower.

      "Agreement" means this Credit and Security Agreement.

      "ANDA Security Agreement" means that certain ANDA Security Agreement between Borrower and Lender dated of even date herewith.

      "Availability" means the amount, if any, by which the Borrowing Base exceeds the sum of the outstanding principal balance of the Revolving Note.

      "Blocked Account Agreement" means the Blocked Account Agreement by and among the Borrower, the Lender, and North Fork Bank dated the same date as this Agreement.

      "Book Net Worth" means the aggregate of the common and preferred shareholders' equity in the Borrower, determined in accordance with GAAP.

      "Borrowing Base" means at any time the lesser of:

      (a)   The Maximum Line Amount; or

      (b) Subject to change from time to time in the Lender's reasonable discretion, the sum of:

            (i) The product of the Accounts Advance Rate times Eligible Accounts, plus

            (ii) The lesser of (A) 50% (or such lesser rate as the Lender in its reasonable discretion may deem appropriate from time to time) of the cost of Eligible Inventory, or (B) 85% (or such lesser rate as the Lender in its commercially reasonable discretion may deem appropriate from time to time) of the Net Orderly Liquidation Value of Eligible Inventory, or (C) 100% (or such lesser rate as the Lender in its reasonable discretion may deem appropriate from time to time) of the amount of availability from b(i) above, or (D) $9,000,000, plus

            (iii).The lesser of (A) 85% (or such lesser rate as the Lender in its reasonable discretion may deem appropriate from time to time) of the Value of NYSE Listed Securities that are owned and have been pledged and collaterally assigned to the Lender by Perry Sutaria, Mona Rametra and Raj
      M. Sutaria, pursuant to a Collateral Pledge Agreement (the "Securities Account"), and (B) the Securities Account Sublimit; provided that at all times the Lender shall have an exclusive and perfected security interest in all of such NYSE Listed Securities; less

            (iv)..The Borrowing Base Reserve, less

            (v)...Obligations that the Borrower owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its discretion believes is a reasonable determination of the Borrower's credit exposure with respect to Wells Fargo Affiliate Obligations and obligations owed to Wells Fargo Merchant Services, LLC.

      "Borrowing Base Reserve" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of the Borrower, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender's judgment that any collateral report or financial information furnished by or on behalf of the Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, (c) in respect of any state of facts that the Lender determines constitutes a Default or an Event of Default , or (d) the Wells Fargo Affiliate Obligations Reserve. In exercising the discretion afforded to it under this paragraph, the Lender shall act in a commercially reasonable manner.

      "Business Day" means a day on which the Federal Reserve Bank of New York is open for business and, if such day relates to a LIBOR Advance, a day on which dealings are carried on in the London interbank eurodollar market.

      "Cap Ex Advance" is defined in Section 2.4(b).

      "Cap Ex Note" means the Borrower's promissory note payable to the order of the Lender in substantially the form of Exhibit E hereto and any note or notes issued in substitution therefor.

      "Capital Expenditures" means for a period, any expenditure of money during such period for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet.

      "Change of Control" means the occurrence of any of the following events:

      (a) The Majority Shareholders cease to own, directly or indirectly, at least (i) 51% of voting rights in Holdings on or before June 30, 2007 or (ii) 35% of voting rights in Holdings after June 30, 2007;

      (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

      (c) Both Cameron Reid and Munish Rametra shall cease to actively manage the Borrower's day-to-day business activities.

      "Collateral" means all of the Borrower's Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in any account;
(viii) proceeds of any and all of the foregoing; (ix) books and records of the Borrower, including all mail or electronic mail addressed to the Borrower; and
(x) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights.

      "Collateral Account" means the "Blocked Account" as defined in the Blocked Account Agreement.

      "Commitment" means the Lender's commitment to make Advances to the Borrower.

      "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

      "Credit Facility" means the credit facility under which Revolving Advances may be made available to the Borrower by the Lender under Article II.

      "Current Maturities of Long Term Debt" means during a period beginning and ending on designated dates, the amount of the Borrower's long-term debt and capitalized leases which became due during that period.

      "Cut-off Time" means 12:00 p.m. Eastern Standard Time.

      "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

      "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

      "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.

      "Default Rate" means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to one and one-half percent (1.5%) over the applicable Floating Rate or the LIBOR Advance Rate, as the case may be, as such rate may change from time to time, during the first three (3) months of a Default Period, only, thereafter to become three percent (3%) over the applicable Floating Rate or the LIBOR Advance Rate, as the case may be, as such rate may change from time to time.

      "Dilution" means, as of any date of determination, a percentage, based upon the experience of the trailing three (3) month period ending on the date of determination, which is the result of dividing the Dollar amount of (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts as determined by Lender in its reasonable discretion during such period, by (b) Borrower's net sales during such period (excluding extraordinary items) plus the amount of clause (a).

      "Director" means a director if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

      "Eligible Accounts" means all unpaid Accounts arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

            (i) That portion of Accounts unpaid 60 days or more after the due date, not to exceed 120 days after the invoice date;

            (ii) That portion of Accounts related to goods or services with respect to which the Borrower has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;

            (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

            (iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

            (v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that
      (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

            (vi) Accounts denominated in any currency other than United States dollars;

            (vii) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its reasonable discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its reasonable discretion;

            (viii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

            (ix) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

            (x) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

            (xi) That portion of Accounts that has been restructured, extended, amended or modified;

            (xii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

            (xiii) Accounts owed by an account debtor, other than AmeriSource Bergen, McKesson, or Cardinal Health, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 25% of the aggregate amount of all Eligible Accounts;

            (xiv) Accounts owed by AmeriSource Bergen, McKesson, or Cardinal Health, regardless of whether otherwise eligible, to the extent that the aggregate balance of any such Accounts exceeds 30% of the aggregate amount of all Eligible Accounts;

            (xv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 33% or more of the total amount of Accounts due from such debtor is ineligible under clauses (i), (ii), or (x) above; and

            (xvi) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

      "Eligible Equipment" means Equipment designated by the Lender as eligible from time to time in its reasonable discretion but excluding any Equipment having any of the following characteristics:

            (i) Equipment that is subject to any Lien other than in favor of the Lender;

            (ii) Equipment that has not been delivered to the Premises;

            (iii) Equipment in which the Lender does not hold a first priority security interest;

            (iv) Equipment that is obsolete or not currently saleable;

            (v) Equipment that is not covered by standard "all risk" insurance for an amount equal to its forced liquidation value;

            (vi) Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to the Lender or any potential purchaser of such Equipment;

            (vii) Equipment consisting of computer hardware, software, tooling, or molds; and

            (viii) Equipment otherwise deemed unacceptable by the Lender in its commercially reasonable discretion.

      "Eligible Inventory" means all Inventory of the Borrower, valued at the lower of cost or market in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

            (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; not subject to a duly perfected first priority security interest in the Lender's favor; subject to any lien or encumbrance that is subordinate to the Lender's first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

            (ii) Supplies, packaging (with the exception of bottles and caps), maintenance parts or sample Inventory, or customer supplied parts or Inventory;

            (iii) Inventory that is scheduled to expire within 4 months;

            (iv) Inventory that is damaged, defective, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations, or the amount of such Inventory that has been reduced by shrinkage;

            (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

            (vi) Inventory that is perishable or live;

            (vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

            (viii) Inventory that is subject to a Lien in favor of any Person other than the Lender;

            (ix) Inventory stored at locations holding less than 10% of the aggregate value of Borrower's Inventory; and

            (x) Inventory otherwise deemed ineligible by the Lender in its commercially reasonable discretion.

      "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

      "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the IRC.

       "ERISA Event" means any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA

      "Event of Default" is defined in Section 7.1.

      "Financial Covenants" means the covenants set forth in Section 6.2.

      "Floating Rate" means an annual interest rate equal to the sum of the Prime Rate less one-half of one percent (0.5%), which interest rate shall change when and as the Prime Rate changes.

      "Floating Rate Advance" means an Advance bearing interest at the Floating Rate.

      "Funding Date" is defined in Section 2.1.

      "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

      "General Intangibles" shall have the meaning given it under the UCC.

      "Guarantors"  means  Perry  Sutaria,   Mona  Rametra,  Raj  M.  Sutaria,
Interpharm Holdings, Inc. and any other Person now or in the future guaranteeing all or a part of the Obligations.

      "Guaranty" means each unconditional continuing guaranty or unconditional continuing guaranty by corporation executed by a Guarantor in favor of the Lender (collectively, the "Guaranties")

      "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

      "Holdings" means Interpharm Holdings, Inc.

      "Indemnified Liabilities" is defined in Section 8.6.

      "Indemnitees" is defined in Section 8.6.

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

      "Infringement" or "Infringing" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

      "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

      "Interest Payment Date" is defined in Section 2.8(a).

      "Interest Period" means the period that commences on (and includes) the first calendar day of the month on which either a LIBOR Advance is made or continued pursuant to Sections 2.2(a) or 2.3(b), or on which a Floating Rate Advance is converted to a LIBOR Advance pursuant to Section 2.3(a), and ending on the last calendar day of the month numerically corresponding to such date that is one, two, three or six months thereafter as designated by the Borrower, during which period the outstanding principal balance of the LIBOR Advance shall bear interest at the LIBOR Advance Rate; provided, however, that:

            (a) No Interest Period may be selected for an Advance for a principal amount less than Five Hundred Thousand Dollars ($500,000), and no more than five (5) different Interest Periods may be outstanding at any one time;

            (b) If an Interest Period would otherwise end on a day which is not a Business Day, then the Interest Period shall end on the next Business Day thereafter, unless that Business Day is the first Business Day of a month, in which case the Interest Period shall end on the last Business Day of the preceding month);

            (c) No Interest Period applicable to a Revolving Advance may end later than the Maturity Date; and

            (d) In no event shall the Borrower select Interest Periods with respect to Advances which, in the aggregate, would require payment of a contracted funds breakage fee under Section 2.7(h) in order to make required principal payments.

      "Inventory" shall have the meaning given it under the UCC.

      "Investment Property" shall have the meaning given it under the UCC.

      "Leverage Ratio" means total liabilities less Subordinated Debt divided by the sum of Book Net Worth plus Subordinated Debt.

      "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) determined pursuant to the following formula:



                  LIBOR =          Base LIBOR
                          --------------------------------
                         100% - LIBOR Reserve Percentage

            (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by the Lender as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Lender for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. The Borrower understands and agrees that the Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Lender in its discretion deems appropriate including the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

            (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the applicable Interest Period.

      "LIBOR Advance" means an Advance bearing interest at the LIBOR Advance
Rate.

      "LIBOR Advance Rate" means an annual interest rate equal to the sum of LIBOR plus two and one-half of one percent (2.5%).

      "Licensed Intellectual Property" is defined in Section 5.11(c).

      "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

      "Loan Documents" means this Agreement, the Revolving Note, the Cap Ex Note, the Real Estate Note, the M&E Note, the Guaranties, the Subordination Agreement, and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrower now or in the future may be a party and which is required by the Lender.

      "Loan Year" is defined in Section 2.6(c).

      "Lockbox" means "Lockbox" as defined in the Blocked Account Agreement.

      "M&E Advance" is defined in Section 2.4(a).

      "M&E Note" means the Borrower's promissory note payable to the order of the Lender in substantially the form of Exhibit D hereto and any note or notes issued in substitution therefor.

      "Majority Shareholders" means Raj Sutaria, Ravi Sutaria, Raj Holdings I, LLC, Mona Rametra, Perry Sutaria, Rametra Holdings I, LLC, P&K Holdings, LLC, and Ravis Holdings I, LLC, each current shareholders of Holdings.

      "Material Adverse Effect" means any of the following:

            (i) A material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower;

            (ii) A material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

            (iii) A material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or

            (iv) Any claim against the Borrower which if determined adversely to the Borrower would cause the Borrower to be liable to pay an amount exceeding $200,000 or would result in the occurrence of an event described in clauses (i), (ii) and (iii) above, except that such claim will not have such meaning if Lender has adequately established a reserve for such claim.

      "Maturity Date" means February 8, 2010.

      "Maximum Line Amount" means $22,500,000 unless this amount is reduced pursuant to Section 2.10, in which event it means such lower amount.

      "Merrill Lynch Pledged Collateral Account Control Agreement" means that certain Merrill Lynch Pledged Collateral Account Control Agreement among Borrower, Lender, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "Mortgage" means that certain Mortgage Consolidation, Modification and Extension Agreement dated the date hereof executed by the Borrower in the original principal amount of $12,000,000.

      "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

      "Net Cash Flow" means for a period beginning and ending on designated dates, Net Income plus (i) depreciation, (ii) amortization and (iii) deferred income taxes, minus (i) Current Maturities of Long Term Debt, (ii) unfinanced Capital Expenditures, and (iii) dividends other than non-cash dividends, plus
(x) the net proceeds from the raising of equity or Subordinated Debt (after expenses), minus (y) 100% of the reduction in the Securities Account Sublimit if such reduction is the result of the reduction of the Securities Account Sublimit at the request of the Borrower or Guarantor. For fiscal year 2007 only, to the extent that Net Cash Flow is greater than $(6,904,000), such excess shall be added to Net Cash Flow for all periods during fiscal year 2007.

      "Net Cash Proceeds" means in connection with any asset sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such asset sale, net of (i) attorneys' fees, accountants' fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a Lien not prohibited hereunder on the asset which is the subject of such sale, and (ii) taxes paid or reasonably estimated to be payable as a result of such asset sale.

      "Net Income" means for a period beginning and ending on designated dates, before tax net income from continuing operations, plus (i) non-cash effect of expensing stock options and (ii) any other expenses of the Borrower that are paid in stock, less extraordinary gains, all as determined in accordance with GAAP.

      "Net Income Before Tax and Research and Development Expenses" means for a period beginning and ending on designated dates, Net Income excluding research and development expenses, as determined in accordance with GAAP.

      "Net Orderly Liquidation Value" means a professional opinion of the estimated most probable Net Cash Proceeds which could typically be realized at a properly advertised and professionally managed liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal.

      "NYSE Listed Security" means, on any date, any outstanding stock that is issued by a company that is listed on the New York State Exchange on such date and is acceptable to the Lender, in its sole discretion.

      "Obligations" means the Revolving Note, the M&E Note, the Cap Ex Note, the Real Estate Note, and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document or guaranty between the Borrower and the Lender, whether now in effect or subsequently entered into, and all Wells Fargo Affiliate Obligations and indebtedness owed by the Borrower to Wells Fargo Merchant Services, L.L.C.

      "Officer" means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

      "OFAC" is defined in Section 6.12(c).

      "Overadvance" means the amount, if any, by which the outstanding principal balance of the Revolving Note is in excess of the then-existing Borrowing Base.

      "Owned Intellectual Property" is defined in Section 5.11(a).

      "Owner" means with respect to Holdings, each Person having legal or beneficial title to an ownership interest in Holdings or a right to acquire such an interest.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

      "Permitted Lien" and "Permitted Liens" are defined in Section 6.3(a) .

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

      "Premises" means all locations where the Borrower conducts its business or has any rights of possession, including the locations legally described in Exhibit C attached hereto.

      "Prime Rate" means at any time the rate of interest most recently announced by the Lender Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender's base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

      "Real Estate" means that certain property located at 50 Horseblock Road, Yaphank, New York 11980.

      "Real Estate Advance" is defined in Section 2.4(c).

      "Real Estate Note" means the Borrower's promissory note payable to the order of the Lender in substantially the form of Exhibit F hereto and any note or notes issued in substitution therefor.

      "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

      "Revolving Advance" is defined in Section 2.1.

      "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereto.

      "Securities Accounts" means, collectively, that certain brokerage account maintained at Merrill Lynch in the name of Dr. Perry Sutaria, Account No. _____, that brokerage account maintained at Merrill Lynch in the name of Mona Rametra, Account No. _____, and that certain brokerage account maintained at Merrill Lynch in the name of Raj M. Sutaria, Account No. ____.

      "Securities Account Sublimit" means $7,500,000 or such lesser amount as Lender shall determine in its reasonable discretion.

      "Security Documents" means this Agreement, the Blocked Account Agreement, Collateral Pledge Agreements, Merrill Lynch Pledged Collateral Account Control Agreement, Control Agreements, Mortgage, Security Agreement, ANDA Security Agreement, and any other document delivered to the Lender from time to time to secure the Obligations.

      "Security Interest" is defined in Section 3.1.

      "Subordinated Creditors" means any Person now or in the future who agrees to subordinate indebtedness of Borrower held by that Person to the payment of the Obligations.

      "Subordinated Debt" means any debt of the Borrower, which has, pursuant to a Subordination Agreement, been subordinated in right of payment and priority to the Obligations, on terms and conditions satisfactory to the Lender in its reasonable discretion.

      "Subordination Agreement" means a subordination agreement executed by a Subordinated Creditor in favor of the Lender and acknowledged by the Borrower (together with any other subordination agreement that may be accepted by the Lender from time to time, the "Subordination Agreements").

      "Subsidiary" means any Person of which more than 50% of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

      "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations, following an Event of Default, pursuant to
Section 7.2.

      "UCC" means the Uniform Commercial Code in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

      "Unused Amount" is defined in Section 2.7(b).

      "Value'" means, with respect to any NYSE Listed Security on any date (the "Determination Date"), the closing price on the New York Stock Exchange for such security on the Banking Day immediately preceding the Determination Date, as set forth in the Wall Street Journal published on the Determination Date. For purposes hereof, the Value of any NYSE Listed Security that is described by one or more of the following, shall be deemed to be zero (-0-): (a) any NYSE Listed Security with respect to which the Lender does not have possession or "control" (as required by Sections 8-106 and 9-106 of the UCC), whether pursuant to a Securities Account Control Agreement or otherwise; (b) any NYSE Listed Security in which the Lender does not have an exclusive, first-priority security interest; or (c) any NYSE Listed Security against which any Person has borrowed funds or has otherwise been extended credit (whether on margin or otherwise) other than from or by the Lender.

      "Wells Fargo Affiliate Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Subsidiaries to any Person that is owned in material part by the Lender, and that relates to any service or facility extended to the Borrower or its Subsidiaries, including: (a) credit cards, (b) credit card processing services,
(c) debit cards, (d) purchase cards, or (e) Wells Fargo Bank Products, as well as any other services or facilities from time to time specified by the Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether existing now or in the future.

      "Wells Fargo Affiliate Obligations Reserve" means, as of any date of determination, the dollar amount that the Lender then determines is a reasonable determination of the credit exposure with respect to Wells Fargo Affiliate Obligations and which is available for payment of Wells Fargo Affiliate Obligations.

      "Wells Fargo Bank" means Wells Fargo Bank, National Association, Wells Fargo Bank Minnesota, or any affiliate or subsidiary thereof.

      "Wells Fargo Bank Products" means the following products extended by Wells Fargo Bank to the Borrower: (a) controlled disbursement accounts or services, and (b) any agreement which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

      Section 1.2.Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II

                   AMOUNT AND TERMS OF THE CREDIT FACILITY

      Section 2.1.Revolving Advances. The Lender agrees, subject to the terms and conditions of this Agreement, to make advances ("Revolving Advances") to the Borrower from time to time from the date that all of the conditions set forth in
4.1 are satisfied (the "Funding Date") to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount. The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.10, and reborrow.

      Section 2.2.Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

      (a) Type of Advances. Each Advance shall be funded as either a Floating Rate Advance or a LIBOR Advance, as the Borrower shall specify in a request delivered to the Lender conforming to the requirements of Section 2.2(b); Floating Rate Advances and LIBOR Advances may be outstanding at the same time. Each request for a LIBOR Advance shall be in multiples of $100,000, with a minimum request of at least $500,000. LIBOR Advances shall not be available during Default Periods.

      (b) Time for Requests. The Borrower shall request each Advance not later than the Cut-off Time on the Business Day on which the Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrower if so requested by the Lender, by (i) an Officer of the Borrower; or (ii) a Person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent, which confirmation shall specify whether the Advance shall be a Floating Rate Advance or a LIBOR Advance and, with respect to any LIBOR Advance, shall specify the principal amount of the LIBOR Advance and the Interest Period applicable thereto. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

      (c) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with HSBC Bank USA, National Association, unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

      Section 2.3.LIBOR Advances.

      (a) Converting Floating Rate Advances to LIBOR Advances; Procedures. So long as no Default Period is in effect, the Borrower may convert all or any part of the principal amount of any outstanding Floating Rate Advance into a LIBOR Advance by requesting that the Lender convert same no later than the Cut-off Time on the Business Day immediately preceding the last Business Day of the prior month on which the Borrower wishes the conversion to become effective. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender and shall be confirmed in writing by the Borrower if the Lender so requests by any Officer or designated agent identified in Section 2.2(b) or Person reasonably believed by the Lender to be such an Officer or designated agent, which request shall specify the Business Day on which the conversion is to occur, the total amount of the Floating Rate Advance to be converted, and the applicable Interest Period. Each such conversion shall occur on a Business Day, and the aggregate amount of Floating Rate Advances converted to LIBOR Advances shall be in multiples of $100,000, with a minimum conversion amount of at least $500,000.

      (b) Procedures at End of an Interest Period. Unless the Borrower requests a new LIBOR Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding LIBOR Advance at the expiration of an Interest Period, the Lender shall automatically and without request of the Borrower convert each LIBOR Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default exists, the Borrower may cause all or any part of any maturing LIBOR Advance to be renewed as a new LIBOR Advance by requesting that the Lender continue the maturing Advance as a LIBOR Advance no later than the Cut-off Time on the Business Day constituting the first day of the new Interest Period. Each such request shall be confirmed in writing by the Borrower upon the Lender's request by any Officer or designated agent identified in Section 2.2(b), which confirmation shall be effective upon receipt by the Lender, and which shall specify the amount of the expiring LIBOR Advance to be continued and the applicable Interest Period. Each new Interest Period shall begin on a Business Day and the amount of each LIBOR Advance shall be in multiples of $100,000, with a minimum Advance of at least $500,000.

      (c) Setting and Notice of Rates. The Lender shall, with respect to any request for a LIBOR Advance under Section 2.2 or a conversion or renewal of a LIBOR Advance under this Section 2.3, provide the Borrower with a LIBOR quote for each Interest Period identified by the Borrower on the Business Day on which the request was made, if the request is received by the Lender prior to the Cut-off Time, or for requests received by the Lender after the Cut-off Time, on the next Business Day or on the Business Day on which the Borrower has requested that the LIBOR Advance be made effective. If the Borrower does not immediately accept a LIBOR quote, the quoted rate shall expire and any subsequent request from Borrower for a LIBOR quote shall be subject to redetermination by the Lender of the applicable LIBOR for the LIBOR Advance.

      (d) Taxes and Regulatory Costs. The Borrower shall pay the Lender with respect to any Advance, upon demand and in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to the Borrower hereunder, any reasonable allocation made by the Lender among its operations shall be conclusive and binding upon the Borrower.

            Section 2.4 M&E, Cap Ex, and Real Estate Advances.

            (a) M&E.

                  (i) M&E Advances.

                        (A) The Lender agrees to make a single advance to the
                  Borrower on the Funding Date (the "M&E Advance") in the amount of up to the lesser of (1) 76% of the Net Orderly Liquidation Value of Eligible Equipment, or (2) $3,500,000. The Borrower's obligations to pay the M&E Advance shall be evidenced by the M&E Note and shall be secured by the Collateral as provided in
                  Article III.

                        (B) Upon fulfillment of the applicable conditions set
                  forth in Article IV, the Lender shall deposit the proceeds of the requested M&E Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.2(c) unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm the telephonic request for an M&E Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all M&E Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an M&E Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

                  (ii) Payment of M&E Note. The outstanding principal balance of the M&E Note shall be due and payable as follows:

                        (A) In equal monthly principal installments of
                  $58,333.33, together with accrued but unpaid interest on the unpaid principal balance thereof, beginning on March 1, 2006, and on the first (1st) day of each month thereafter; and a final installment of the entire unpaid principal balance plus interest accrued thereon remaining unpaid on the earlier of the Maturity Date or Termination Date.

                        (B) In addition, the Lender may obtain from time to
                  time, at the Borrower's expense, (but in any event no more than once during any calendar year absent an Event of Default), an appraisal of the Borrower's Eligible Equipment. If the aggregate outstanding principal balance of the M&E Note exceeds 85% of the Net Orderly Liquidation Value of the Borrower's Eligible Equipment as shown on any such appraisal, upon demand by the Lender, the Borrower shall immediately prepay the M&E Note in the amount of such excess together with any prepayment fee owed pursuant to Section 2.7(g).

                        (C) On the Termination Date, the entire unpaid principal
                  balance of the M&E Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

                  (iii) Refinance of M&E Note. If, within 180 days of the date of Closing, the Borrower receives from a third party a commitment (a "Commitment") to provide financing to or for the Borrower to refinance the M&E Note in an amount higher than the original principal amount of the M&E Note, the Borrower shall notify Lender of the Commitment in writing (including all material terms of the Commitment) and Lender shall have thirty (30) calendar days after receipt of such notice (the "Option Period") to agree to provide similar financing in the place of such third party for the principal amount set forth in the Offer. Lender shall notify Borrower in writing of Lender's acceptance of the Offer pursuant hereto (the "Acceptance Notice"), in which case the Borrower shall obtain such financing from Lender and other than the principal amount of the M&E Note, the terms and conditions of the M&E Loan shall remain the same and Borrower shall not accept the Offer from such third party. If no Acceptance Notice has been received from Lender within the Option Period, Borrower may consummate the Offer with the other party on the terms and conditions set forth in the Offer (the "Transaction") without having to pay a Termination Fee on the M&E Loan being repaid; provided, however, that none of foregoing or any failure by Lender to issue an Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents and provided that such third party enters into an intercreditor agreement with the Lender, in form and substance acceptable to the Lender in its reasonable discretion.

            (b) Cap Ex.

                  (i)   Cap Ex Advance

                        (A) The Lender shall make advances to the Borrower from
                  time to time from the Funding Date to the Termination Date (each a "Cap Ex Advance") in an aggregate amount not exceeding the lesser of up to $3,500,000 or up to 90% of the invoiced cost (excluding taxes, delivery costs, installation costs, and other costs and expenses) of Eligible Equipment to be purchased by the Borrower or previously purchased by the Borrower with the proceeds of a Revolving Advance. The Borrower's obligation to pay the Cap Ex Advance shall be evidenced by the Cap Ex Note and shall be secured by the Collateral as provided in Article III.

                        (B) The Borrower shall comply with the following
                  procedures in requesting Cap Ex Advances:

                              (1) The Borrower shall make each request for an
                        Cap Ex Advance to the Lender before the Cut-off Time five (5) Banking Days before the day of the requested Cap Ex Advance. Requests may be made in writing or by telephone, specifying the date of the requested Cap Ex Advance and the amount thereof. The request shall be made by an individual authorized pursuant to Section 2.2.

                              (2) Each Cap Ex Advance will be amortized over a
                        sixty (60) month period, maturing on the earlier of the Maturity Date or the Termination Date.

                              (3) The Cap Ex Advance shall be subject to
                        satisfactory compliance with the following terms, conditions and requirements as determined by the Lender in its reasonable discretion exercised in a commercially reasonable manner: (1) the Borrower shall provide the Lender with a copy of the invoice for the equipment to be purchased or refinanced by the Borrower with the proceeds of such Cap Ex Advance; (2) the Lender has not given notice of the occurrence of a Default or an Event of Default under this Agreement or any other agreement, instrument or document by and between the Lender and the Borrower or by and between the Lender and any Guarantor;
                        (3) the Lender and its counsel may require such documentation and inspections as they deem appropriate to consummate the Cap Ex Advances and to protect the Lender and its interest in all collateral pledged as security for the Cap Ex Advance; and (4) the minimum amount of a request for a Cap Ex Advance shall be $250,000.

                        (C) Upon fulfillment of the terms and conditions set
                  forth in this Agreement, including but not limited to the terms and conditions contained in this Agreement, the Lender shall deposit the proceeds of the requested Cap Ex Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.2(c) or any other account designated by the Borrower. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for a Cap Ex Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Cap Ex Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Cap Ex Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in this Section and this Agreement have been satisfied as of the time of the request.

                  (ii) Payment of the Cap Ex Note. The outstanding principal balance of the Cap Ex Note shall be due and payable as follows:

                        (A) The Cap Ex Note shall be repaid in sixty (60)
                  monthly principal installments, together with accrued but unpaid interest on the unpaid principal balance thereof, beginning on the first day of the month after the initial Cap Ex Advance is funded and on the first day of each month thereafter or, if the Lender makes additional Cap Ex Advances, the amount of each monthly installment will be increased to an amount to reflect the repayment of the additional Cap Ex Advances amortized over a sixty (60) month period, and a final installment of the entire unpaid principal plus interest accrued thereon remaining unpaid on the earlier of the Maturity Date or the Termination Date.

                        (B) In addition, the Lender may obtain from time to
                  time, at the Borrower's expense, (but in any event no more than once during any calendar year absent an Event of Default), an appraisal of the Eligible Equipment whether or not a Default Period exists. If the aggregate outstanding principal balance of the Cap Ex Note exceeds eighty-five percent (85%) of the Net Orderly Liquidation Value of the Eligible Equipment as shown on any such appraisal (obtained at Borrower's expense), then, upon demand by the Lender, the Borrower shall immediately prepay the Cap Ex Note in the amount of such excess.

                        (C) On the earlier of the Maturity Date or the
                  Termination Date, the entire unpaid principal balance of the Cap Ex Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

      (c)   Real Estate.

            (i) Real Estate Advances.

                  (A) The Lender agrees to make a single advance to the Borrower on the Funding Date (the "Real Estate Advance") in the amount of up to the lesser of (1) seventy-five percent (75%) of the fair market value of the Real Estate, or (2) $12,000,000. The Borrower's obligations to pay the Real Estate Advance shall be evidenced by the Real Estate Note and shall be secured by the Collateral as provided in Article III and the Real Estate.

                  (B) Upon fulfillment of the applicable conditions set forth in this Section and in Article IV, the Lender shall deposit the proceeds of the requested Real Estate Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.2(c) unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm the telephonic request for a Real Estate Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Real Estate Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Real Estate Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 and in this Agreement have been satisfied as of the time of the request.

            (ii) Payment of Real Estate Note. The outstanding principal balance of the Real Estate Note shall be due and payable on demand, and if no demand is made, as follows:

                  (A) In equal monthly principal installments of $66,666.67, together with accrued but unpaid interest on the unpaid principal balance thereof, beginning on March 1, 2006, and on the first (1st) day of each month thereafter; and a final installment of the entire unpaid principal balance plus interest accrued thereon remaining unpaid on the earlier of the Maturity Date or Termination Date.

                  (B) In addition, the Lender may obtain from time to time, at the Borrower's expense, (but in any event no more than once during any calendar year absent an Event of Default), an appraisal of the Real Estate. If the aggregate outstanding principal balance of the Real Estate Note exceeds seventy-five percent (75%) of the fair market value of the Real Estate as shown on any such appraisal, upon demand by the Lender, the Borrower shall immediately prepay the Real Estate Note in the amount of such excess together with any prepayment fee owed pursuant to Section 2.7(g).

                  (C) On the earlier of the Maturity Date or Termination Date, the entire unpaid principal balance of the Real Estate Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

      Section 2.5.Intentionally Omitted.

      Section 2.6 Interest; Default Interest Rate; Application of Payments; Participations; Usury.

      (a) Interest. Except as provided in Section 2.3, Section 2.6(d) and
Section 2.6(g), the principal amount of each Advance shall bear interest as a Floating Rate Advance unless the Borrower has selected a LIBOR Advance in accordance with the terms and conditions of this Agreement. If the Borrower generates at least $1,000,000 in Net Income in any fiscal year, the Floating Rate will be reduced to Prime Rate less three-quarters of one percent (0.75%) and the LIBOR Rate will be reduced to LIBOR plus two and one-quarter of one percent (2.25%). Reductions in the Interest Rates will be made only one time within five calendar days following receipt of the Borrower's financial statements and compliance certificates required under Section 6.1. Any change in the Interest Rates shall become effective on the date of receipt of the financial statements. Notwithstanding the foregoing, if the Borrower fails to deliver the financial statements or compliance certificates required under
Section 6.1, the Lender may, by notice to the Borrower, not institute any reductions in the Interest Rates. If amended or restated financial statements change previously calculated Interest Rates, the Lender may reduce or increase the Interest Rates from the date of receipt of such amended or restated financial statements, as the Lender in its reasonable discretion deems appropriate.

      (b) Intentionally Omitted.

      (c) Intentionally Omitted.

      (d) Default Interest Rate. At any time during any Default Period or following the Termination Date, in the Lender's commercially reasonable discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its reasonable discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

      (e) Application of Payments. Payments shall be applied to the Obligations on the Business Day of receipt by the Lender in the Lender's general account, but the amount of principal paid shall continue to accrue interest at the interest rate applicable under the terms of this Agreement from the calendar day the Lender receives the payment, and continuing through the end of the second Business Day following receipt of the payment.

      (f) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.6, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.6, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

      (g) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

      Section 2.7 Fees.

      (a) Origination Fee. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $207,500, due and payable upon the execution of this Agreement.

      (b) Unused Line Fee. For the purposes of this Section 2.7(b), "Unused Amount" means $15,000,000 reduced by outstanding Revolving Advances. The Borrower agrees to pay to the Lender an unused line fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

      (c) Collateral Monitoring Fee. The Borrower shall pay to the Lender a collateral monitoring fee of $1,000 per month, payable on the first day of each month.

      (d) Collateral Exam Fees. The Borrower shall pay the Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $950 per day per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection; provided, however, that except during Default Periods, the Borrower shall not have to reimburse the Lender for such fees, costs and expenses to the extent they exceed $20,000 per contract year.

      (e) Intentionally Omitted.

      (f) Intentionally Omitted.

      (g) Termination and Line Reduction Fees. If (i) the Lender terminates the Credit Facility during a Default Period, or if (ii) the Borrower terminates or reduces the Credit Facility on a date prior to the Maturity Date, then the Borrower shall pay the Lender as liquidated damages a termination fee in an amount equal to a percentage of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be) calculated as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date, but on or before the second anniversary of the Funding Date; and (C) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.

      (h) Contracted Funds Breakage Fees. The Borrower may prepay the principal amount of the Revolving Note at any time, whether voluntarily or by acceleration, provided, however, that if the principal amount of any Revolving Note LIBOR Advance is prepaid, the Borrower shall pay to the Lender immediately upon demand a contracted funds breakage fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Interest Period matures, calculated as follows for each such month:

      (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the applicable Interest Period.

     (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period at LIBOR in effect on the date of prepayment for new loans made for such term in a principal amount equal to the amount prepaid.

    (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

      The Borrower acknowledges that a prepayment of the Revolving Note may result in the Lender incurring additional costs, expenses or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses or liabilities. The Borrower therefore agrees to pay the above-described contracted funds breakage fee and agrees that this fee represents a reasonable estimate of the contracted funds breakage costs, and any expenses or liabilities of the Lender.

      (i) Intentionally Omitted.

      (j) CSI Fee. With respect to services to be provided by Collateral Services, Inc. ("CSI") related to Borrower's accounts receivables and agings, the Borrower shall pay to the Lender (i) a set-up fee of $850, which fee shall be charged to the Borrower's account and shall be deemed fully earned and payable on the date of Closing, and (ii) a monthly service fee of $100, payable monthly on the first date of each month.

      (k) Overadvance Fees. The Borrower shall pay an Overadvance fee in the amount of $500.00 for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises or whether or not the Overadvance has been agreed to in advance by the Lender. The acceptance of payment of an Overadvance fee by the Lender shall not be deemed to constitute either consent to the Overadvance or a waiver of the resulting Event of Default, unless the Lender specifically consents to the Overadvance in writing and waives the Event of Default on whatever conditions the Lender deems appropriate. Notwithstanding anything stated in this subparagraph (k), if Lender consents to an Overadvance in writing, the Overadvance fee set forth in this subparagraph
(k) shall not be charged with respect to such Overadvance.

      (l) Other Fees and Charges; Payment of Fees. The Lender may from time to time impose additional fees and charges as consideration for Advances made in excess of Availability or for other events that constitute an Event of Default or a Default hereunder, including fees and charges for the administration of Collateral by the Lender, and fees and charges for the late delivery of reports, which may be assessed in the Lender's sole discretion on either an hourly, periodic, or flat fee basis, and in lieu of imposing interest at the Default Rate.

      Section 2.8 Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees.

      (a) Time For Interest Payments. Accrued and unpaid interest accruing on Floating Rate Advances shall be due and payable on the first day of each month and on the Termination Date (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day. Interest accruing on each LIBOR Advance shall be due and payable on the last day of the applicable Interest Period; provided, however, for Interest Periods that are longer than one month, interest shall nevertheless be due and payable monthly on the last day of each month, and on the last day of the Interest Period.

      (b) Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

      (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

      Section 2.9 Lockbox and Collateral Account; Sweep of Funds.

      (a) Lockbox and Collateral Account.

            (i) The Borrower shall instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrower receives any payments on Accounts, the Borrower shall deposit such payments into the Collateral Account. The Borrower shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Collateral Account. Until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

            (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

      (b) Sweep of Funds. The Lender shall from time to time, in accordance with the Blocked Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after payment in full and discharge of all Obligations.

      Section 2.10 Voluntary Prepayment; Reduction of the Maximum Line Amount; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line Amount at any time if it (i) gives the Lender at least 90 days' advance written notice prior to the proposed Termination Date, and (ii) pays the Lender applicable termination, prepayment and contracted funds breakage fees, and Maximum Line Amount reduction fees in accordance with Section 2.7(g) and

Section 2.7(h). Any reduction in the Maximum Line Amount shall be in multiples of $100,000, and with a minimum reduction of at least $500,000. If the Borrower terminates the Credit Facility or reduces the Maximum Line Amount to zero, all Obligations shall be immediately due and payable, and if the Borrower gives the Lender less than the required 90 days advance written notice, then the interest rate applicable to borrowings evidenced by Revolving Note shall be the Default Rate for the period of time commencing 90 days prior to the proposed Termination Date through the date that the Lender actually receives such written notice. If the Borrower does not wish the Lender to consider renewal of the Credit Facility on the next Maturity Date, then the Borrower shall give the Lender at least 90 days written notice prior to the Maturity Date that it will not be requesting renewal. If the Borrower fails to give the Lender such timely notice, then the interest rate applicable to borrowings evidenced by the Revolving Note shall be the Default Rate for the period of time commencing 90 days prior to the Maturity Date through the date that the Lender actually receives such written notice.

      Section 2.11 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender hereunder or under Section 2.10 may be applied to the Obligations, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.

      Section 2.12 Revolving Advances to Pay Obligations. Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in
Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable, and may deliver the proceeds of any such Revolving Advance to any affiliate of the Lender in satisfaction of any Wells Fargo Affiliate Obligations and may deliver the proceeds of any such Revolving Advance to Wells Fargo Merchant Services, L.L.C. in satisfaction of any unpaid obligations due to that entity.

      Section 2.13 Use of Proceeds. The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital purposes.

      Section 2.14 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

      Section 3.1.Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender, for the benefit of itself and as agent for Wells Fargo Merchant Services, LLC and for the benefit of itself and as agent for any affiliate of the Lender that may provide credit or services to the Borrower that constitute Wells Fargo Affiliate Obligations, a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender, for the benefit of itself and as agent for Wells Fargo Merchant Services, LLC and for the benefit of itself and as agent for any affiliate of the Lender that may provide credit or services to the Borrower that constitute Wells Fargo Affiliate Obligations, a security interest in all commercial tort claims that the Borrower may have against any Person.

      Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor. The Lender may, in the Lender's name or in the Borrower's name, as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

      Section 3.3.Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Obligations or shall be disbursed to the Borrower under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

      Section 3.4 Occupancy.

      (a) The Borrower hereby irrevocably grants to the Lender (to the extent Borrower has such rights) the right to take possession of the Premises at any time during a Default Period without notice or consent. In exercising its rights to occupancy under this subparagraph (a), Lender shall act in a reasonable manner.

      (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

      (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

      (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

      Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

      Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time, such financing statements against collateral described as "all personal property" or "all assets" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrower and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrower represents and warrants that the following information is true and correct:

            Name and address of Debtor:

            Interpharm, Inc.
            75 Adams Avenue

            Hauppauge, New York  11788

            Federal Employer Identification No.  11-2723274

            Name and address of Secured Party:

            Wells Fargo Business Credit
            119 West 40th Street
            New York, New York  10018

      Section 3.7 Setoff. The Lender may at any time or from time to time during a Default Period, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

      Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third Person for any of the Obligations.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      Section 4.1 Conditions Precedent to the Initial Advances. The Lender's obligation to make the initial Advances shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

      (a) This Agreement.

      (b) The Revolving Note, the M&E Note, the Cap Ex Note, and the Real Estate Note.

      (c) Intentionally Omitted.

      (d) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

      (e) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

      (f) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

      (g) An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory.

      (h) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

      (i) Intentionally Omitted.

      (j) Intentionally Omitted.

      (k) The Blocked Account Agreement.

      (l) Control agreements with each bank at which the Borrower maintains deposit accounts (the "Control Agreements").

      (m) The ANDA Security Agreement.

      (n) The Merrill Lynch Pledged Collateral Account Control Agreement.

      (o) Intentionally Omitted.

      (p) Intentionally Omitted.

      (q) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

      (r) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

      (s) A current certificate issued by the Secretary of State of the State of New York, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of New York.

      (t) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

      (u) A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

      (v) Intentionally Omitted.

      (w) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

      (x) The separate Guaranty of each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all or a part of the Obligations.

      (y) A waiver of interest issued by the spouse of each individual Guarantor, waiving any and all interest he or she may have in such Guarantor's respective Securities Account.

      (z) An opinion of counsel to each Guarantor, addressed to the Lender.

      (aa) Payment of the fees and commissions due under Section 2.7 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

      (bb) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to the Borrower's prior lender, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $10,000,000.

      (cc) A Customer Identification Information form and such other forms and verification as the Lender may need to comply with the U.S.A. Patriot Act.

      (dd) With respect to the real estate that is encumbered by the mortgage of the Lender (i) an appraisal ordered by the Lender or its agent of said real property and all improvements thereon, conforming to Uniform Standards of Professional Appraisal Practice and issued by a real estate appraiser acceptable to the Lender, reflecting values acceptable to the Lender in its discretion,
(ii) an American Land Title Association policy of title insurance, with such endorsements as the Lender may require, issued by an insurer in such amounts as the Lender may require, insuring the Lender's first priority lien on said real estate, subject only to such exceptions as the Lender in its discretion may approve, together with such evidence relating to the payment of liens or potential liens as the Lender may require, and (iii) an American Land Title Association survey certified to the Lender and to the title company that is acceptable to the Lender.

      (ee) With respect to the real estate that is encumbered by the mortgage of the Lender (i) a current environmental site assessment indicating that the real property is subject to no "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials, in its standards for environmental due diligence, and is not in need of remedial action to avoid subjecting its owner to any present or future liability or contingent liability with respect to the release of toxic or hazardous wastes or substances.

      (ff) With respect to the real estate that is encumbered by the mortgage of the Lender (i) a flood hazard determination form, confirming whether or not the parcel is in a flood hazard area and whether or not flood insurance must be obtained, and, if the real estate is located in a flood hazard area, (ii) a policy of flood insurance.

      (gg) With respect to the real estate that is encumbered by the mortgage of the Lender, copies of management services and maintenance contracts, fire, health and safety reports, certificates of occupancy, leases and rent rolls, and such other information relating to the real estate and the improvements thereon that the Lender in its discretion deems necessary.

      (hh) Intentionally Omitted.

      (ii) Such other documents as the Lender in its reasonable discretion may require.

      Section 4.2 Conditions Precedent to All Advances . The Lender's obligation to make each Advance shall be subject to the further conditions precedent that:

      (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

      (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Except as set forth in the Disclosure Schedule annexed hereto, the Borrower represents and warrants to the Lender as follows:

      Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number and organization identification number are correctly set forth in Section 3.6.

      Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrower on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

      Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a material breach of or constitute a default in any material respect under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

      Section 5.4.Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, the Borrower has no Subsidiaries.

      Section 5.6 Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its audited financial statements for its fiscal year ended June 30, 2005 and unaudited financial statements for the fiscal-year-to-date period ended September 30, 2005 and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP, subject in the case of unaudited interim financial statements to year-end adjustments. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which has had a Material Adverse Effect, except as set forth on Schedule 5.6.

      Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

      Section 5.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      Section 5.9 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, except to the extent a request for an extension of time has been granted, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

      Section 5.10 Titles and Liens. The Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

      Section 5.11      Intellectual Property Rights.

      (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which the Borrower is the owner of record (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

      (b) Agreements with Employees and Contractors. The Borrower has entered into a legally enforceable agreement with each of its Officers and key employees and subcontractors obligating each such Person to assign to the Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

      (c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements, copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

      (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

      (e) Infringement. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

      Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

      Section 5.13 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

      Section 5.14      Environmental Matters.

      (a) Except as disclosed on Schedule 5.14, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

      (b) Except as disclosed on Schedule 5.14, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

      (c) Except as disclosed on Schedule 5.14, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

      (d) Except as disclosed on Schedule 5.14, the Borrower's businesses are and have in the past always been conducted in all material respects in accordance with all Environmental Laws and all material licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect, nor has the Borrower been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

      (e) Except as disclosed on Schedule 5.14, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

      (f) The Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the Borrower's businesses.

      Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is (i) is true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, presents a good faith opinion as to such projections, valuations and proforma condition and results.

      Section 5.16 Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

      Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

      Section 5.18 Financial Solvency. Both before and after giving effect to the recapitalization and all of the transactions contemplated in the Loan Documents, none of the Borrower or its Affiliates:

      (a) Was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

      (b) Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

      (c) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

      (d) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

      (e) At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI

                                    COVENANTS

      So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

      Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

      (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's and Holdings' audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; and (ii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

      (b) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower and Holdings as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrower's financial position and the results of its operations; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrower's financial position and the results of its operations, (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to whether or not the Borrower is in compliance with the Financial Covenants. Notwithstanding the foregoing, the Borrower shall not be required to deliver to the Lender monthly financial statements required to be delivered in this Section 6.1(b) for the months of February 2006 or March 2006. In addition, the Borrower shall deliver monthly financial statements for April 2006 on or before June 15, 2006.

      (c) Collateral Reports. Within 15 days after the end of each month or more frequently if the Lender so requires, the Borrower's accounts receivable and its accounts payable agings, a perpetual inventory report, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period. Notwithstanding anything stated in this Section 6.1(c), Borrower may provide a roll forward of the inventory for months ending January 31, 2006 and February 28, 2006.

      (d) Projections. No later than May 31, 2007 and subsequently, no later than 30 days prior to the last day of each fiscal year, the Borrower's and Holdings' projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail. Such items will be certified by the Officer who is the Borrower's chief financial officer as being the most accurate projections available and used by the Borrower for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

      (e) Supplemental Reports. Weekly, or more frequently if the Lender so reasonably requires, the Borrower's "daily collateral report," credit memo journals, collection journals, sales journals, and copies of invoices and signed and dated shipment documents for goods sold to said account debtors in excess of $50,000 (provided, however, that Borrower shall not be obligated to remit more than two invoices or shipment documents, such as a bill of lading, per daily collateral report unless an Event of Default has occurred). Daily reporting of the Securities Accounts or online view access, to be received by Lender directly from Merrill Lynch.

      (f) Litigation. Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower or Holdings in excess of $200,000.

      (g) Defaults. When Munish Rametra, or the Chairman of the Board, Chief Executive Officer, or Chief Financial Officer of either the Borrower or Holdings becomes aware that any Default or Event of Default has occurred or has a substantial likelihood of occurring, and no later than 3 days after Munish Rametra, such Chairman, or such Officer becomes aware of such Default, Event of Default, or likelihood thereof, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

      (h) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer who is the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement signed by the Officer who is the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within ten days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial officer setting forth details as to such liability and the action which the Borrower proposes to take with respect thereto.

      (i) Disputes. Promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers; (ii) credit memos; and (iii) any goods returned to or recovered by the Borrower, in each case involving an amount in excess of $50,000.

      (j) Officers and Directors. Promptly upon knowledge thereof, notice of any change in the persons constituting the Borrower's or Holdings' Officers and Directors.

      (k) Collateral. Promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

      (l) Commercial Tort Claims. Promptly upon knowledge thereof, notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's or Holdings' damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

      (m) Intellectual Property.

            (i) Thirty (30) days' prior written notice of Borrower's or Holdings' intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrower or Holdings will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

            (ii) Promptly upon knowledge thereof, notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person's Intellectual Property Rights and
      (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

            (iii) Promptly upon receipt, copies of all registrations and filings with respect to its Intellectual Property Rights.

      (n) Reports to Owners. Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or Holdings shall have sent to its Owners.

      (o) SEC Filings. Promptly after the sending or filing thereof, copies of all regular and periodic reports which Holdings shall file with the Securities and Exchange Commission or any national securities exchange. All such SEC filings shall be filed with the Securities and Exchange Commission on or before the applicable deadlines. Quarterly 10-Q statements shall be delivered to Lender no later than 45 days after the end of each quarter.

      (p) Tax Returns of Borrower. As soon as possible, and in any event no later than five days after they are due to be filed, copies of the state and federal income tax returns and all schedules thereto of the Borrower and Holdings.

      (q) Intentionally Omitted.

      (r) Violations of Law. Promptly upon knowledge thereof, notice of the Borrower's or Holdings' violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect on the Borrower.

      (s) Other Reports. From time to time, with reasonable promptness, any and all receivables schedules, inventory reports, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request.

      Section 6.2 Financial Covenants.

      (a) Intentionally Omitted.

      (b) Minimum Net Income Before Tax and Research and Development Expenses.(1) Holdings will achieve for each period described below, Net Income Before Tax and Research and Development Expenses of not less than the amount set forth for each such period (numbers appearing between "< >" are negative):

                Period                     Minimum Net Income
                ------                     ------------------
July 1, 2005 through March 31, 2006            $3,886,000
July 1, 2005 through June 30, 2006             $4,062,000
July 1, 2006 through September 30, 2006        $1,400,000
July 1, 2006 through December 31, 2006         $2,500,000
July 1, 2006 through March 31, 2007            $4,000,000
July 1, 2006 through June 30, 2007             $6,000,000

      (c) Minimum Net Income Before Tax. Holdings will achieve for each period described below, Net Income Before Tax of not less than the amount set forth for each such period (numbers appearing between "< >" are negative):

                Period                     Minimum Net Income
                ------                     ------------------
July 1, 2005 through March 31, 2006           <$4,000,000>
July 1, 2005 through June 30, 2006            <11,133,000>

      (d) Leverage Ratio. Holdings will maintain, as of each fiscal quarter end, during each period described below, a Leverage Ratio, determined as of the end of each fiscal quarter, of not greater than the ratio set forth for each such period:

-------------------

(1) Holdings is required to meet only one of either (b) or (c) above through the period ending June 30, 2006, after which only the requirements of (b) must be met.

          Period              Leverage Ratio
          ------              --------------
March 31, 2006                     1.80x
June 30, 2006                      2.50x
September 30, 2006                 3.50x
December 31, 2006                  3.75x
March 31, 2007                     3.85x
June 30, 2007                      3.50x

      (e) Net Cash Flow. Holdings will achieve Net Cash Flow during each period described below of not less than the amount set forth for each such period (numbers appearing between "< >" are negative):

                Period                       Net Cash Flow
                ------                       -------------
July 1, 2005 through March 31, 2006          <$6,456,000>
July 1, 2005 through June 30, 2006           <$6,904,000>
July 1, 2006 through September 30, 2006      <$6,732,000>
July 1, 2006 through December 31, 2006       <$8,694,000>
July 1, 2006 through March 31, 2007          <$8,921,000>
July 1, 2006 through June 30, 2007           <$5,954,000>

      (f) Intentionally Omitted.

      (g) Intentionally Omitted.

      (h) Capital Expenditures. Neither Borrower nor Holdings will incur or contract to incur unfinanced Capital Expenditures of more than $1,500,000 in the aggregate during the second half of fiscal year 2006. In any fiscal year thereafter, neither the Borrower nor Holdings will not incur or contract to incur Capital Expenditures of more than $2,000,000 in the aggregate, of which no more than $1,500,000 may be unfinanced.

      (i) Intentionally Omitted.

      (j) Future Covenants. Upon Lender's receipt of projections for fiscal year ending June 30, 2008 and each fiscal year thereafter, satisfactory to Lender in its commercially reasonable discretion, Holdings will be required to generate a minimum of 90% of its projected Net Income Before Tax and Research and Development Expenses and Net Cash Flow using the formulas above. Notwithstanding the foregoing, if Holdings fails to provide such projections satisfactory to Lender and showing reasonable improvement in financial performance, Holdings shall be required to maintain, among other covenants, a Leverage Ratio of no greater than 3.25x at the end of each fiscal quarter, commencing with September 2007 and each fiscal quarter thereafter.

      (k) Securities Account. The aggregate Value of the Securities Account at all times shall be in an amount of at least $7,500,000.

      (l) Minimum Availability. The Borrower will maintain Availability of at least $2,000,000, less the amount of Wells Fargo Affiliate Obligations Reserve, at all times.

      (m) Additional Equity/Subordinated Debt.

            (i) Borrower shall raise at least $7,000,000 (net after expenses) in equity or Subordinated Debt by June 30, 2006.

            (ii) Upon such time that the Borrower raises a minimum of $7,000,000 (net after expenses) in equity or Subordinated Debt, the proceeds of the $7,000,000 (net after expenses) or such greater amount received by the Borrower as equity or subordinated debt has been delivered to the Lender to be applied to the Borrower's obligations under the Revolving Note.

            (iii) To the extent such investment is in the form of Subordinated Debt, the subordinated lender shall enter into a Subordination Agreement in form and substance acceptable to the Lender in its reasonable discretion, which Subordination Agreement shall include, but shall not be limited to, terms and conditions as hereinafter set forth. No payment of principal, interest or otherwise of the Subordinated Debt shall be made to the subordinated lender until the following conditions have been met: (a) no Default or Event of Default has occurred that has not been cured within the applicable cure period or been waived in writing by the Lender, (b) no Default or Event of Default will occur after giving effect to any payment of principal, interest or otherwise on the Subordinated Debt; (c) the Borrower shall have Availability of at least $2,000,000 after giving effect to any payment on the Subordinated Debt based on a thirty (30) day rolling period and after reserving for all accounts payable over ninety
      (90) days from the invoice date; (d) the Borrower has generated at least $800,000 in net cash flow in the preceding quarter; (e) the Borrower shall not be permitted and subordinated lender may not accept more than $500,000 as payment of principal, interest or otherwise in any quarter; and (f) the subordinated lender shall not take any action against the Borrower or the Borrower's assets until the Lender has been paid in full and the Credit Agreement has been terminated.

      Section 6.3 Permitted Liens; Financing Statements.

      (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a "Permitted Lien"; collectively, "Permitted Liens"):

            (i) In the case of any of the Borrower's property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

            (ii) Liens in existence on the date hereof and listed in Schedule
      6.3 hereto, securing indebtedness for borrowed money permitted under
      Section 6.4;

            (iii) The Security Interest and Liens created by the Security Documents; and

            (iv) Purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof not exceeding $1,000,000 for any one purchase or $2,500,000 in the aggregate during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

      (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

      Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

      (a)   Indebtedness arising hereunder;

      (b) Indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto;

      (c)   Intentionally Omitted.

      (d)   Indebtedness relating to Permitted Liens;

      (e) Subordinated Debt subject to a Subordination Agreement acceptable to Lender in its reasonable discretion.

      Section 6.5 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

      (a) The endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

      (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

      Section 6.6 Investments and Subsidiaries. From the date hereof, the Borrower will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:

      (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poor's Ratings Services or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

      (b) Travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $15,000;

      (c) Prepaid rent not exceeding one month or security deposits;

      (d) Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto; and

      (e) Investment in APR, LLC, but only to the extent (i) such investment is paid in stock of Holdings, (ii) no Change of Control occurs; and (iii) Lender obtains a first priority security interest in any such investment. Further, Borrower may not finance operating expenses of APR, LLC or any Affiliate, directly or indirectly, without Lender's prior written consent, which consent shall not be unreasonably withheld.

      Section 6.7 Dividends and Distributions. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its common stock, or make any payment on account of the purchase, redemption or other retirement of any shares of such common stock, or other securities or evidence of its indebtedness or make any distribution in respect thereof, either directly or indirectly. The Borrower may declare or pay dividends on preferred stock provided that: (i) no Default or Event of Default has occurred or will occur after giving effect to the declaration or payment of such dividends; (ii) the Borrower has Availability of at least $2,000,000 after giving effect to such payment and after reserving for all accounts payable over 90 days from the invoice date and outstanding checks; (iii) the Borrower has generated at least $500,000 in Net Cash Flow in the preceding fiscal quarter; and (iv) the maximum amount that can be paid in dividends in any fiscal quarter is $100,000. Notwithstanding anything stated in this Section 6.7, absent an Event of Default Borrower may pay dividends on series A-1 class of preferred stock, not to exceed $50,000 in the aggregate per fiscal quarter. Further, Borrower may make distributions to Holdings for ordinary operating expenses consistent with past practices, so long as those expenses are reflected on Holdings' financial statements.

      Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 20% in any one year, for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment (with the exception of fiscal years 2006 and 2007) unless otherwise approved in writing by the Lender.

      Section 6.9 Intentionally Omitted.

      Section 6.10 Books and Records; Collateral Examination, Inspection and Appraisals.

            (a) The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents.

            (b) The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower.

            (c) The Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

            (d) The Lender may also, from time to time, but, absent an Event of Default, no more than one time each calendar year, obtain at the Borrower's expense an appraisal of Inventory, Equipment, and Real Estate by an appraiser acceptable to the Lender in its sole discretion.

      Section 6.11      Account Verification.

            (a) The Lender or its agent may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts. In verifying such accounts, Lender shall use its commercially reasonable efforts not to send requests for verifications of accounts or telephone the same account debtors in consecutive quarterly periods.

            (b) The Borrower shall pay when due each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral.

      Section 6.12      Compliance with Laws.

            (a) The Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

            (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply, and cause each Subsidiary to comply, in all material respects with all applicable Environmental Laws and obtain and comply with all material permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

            (c) The Borrower shall (i) ensure, and cause each Subsidiary to ensure, that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender's policies and practices.

      Section 6.13 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

      Section 6.14      Maintenance of Properties.

            (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this covenant shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

            (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

      Section 6.15 Insurance. The Borrower will obtain and at all times maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be reasonably required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

      Section 6.16 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

      Section 6.17 Delivery of Instruments, Etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

      Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary (unless such Subsidiary has been inactive and has neither operated nor held assets for at least one continuous year), (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers. Notwithstanding anything stated in this Section 6.18, Borrower may liquidate assets with a net book value of less than $100,000, provided that (i) Borrower provides five (5) Business Days' prior written notice to Lender; (ii) Lender has not objected to such liquidation; and (iii) the proceeds of such liquidation are remitted to Lender to apply to the Obligations.

      Section 6.19 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

      Section 6.20 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred. Notwithstanding anything stated in this Section 6.20, Borrower may enter into a sale and leaseback transaction pursuant to Section 2.4(a)(iii) herein provided, however, that (i) such third party enters into an intercreditor agreement with Lender on terms satisfactory to Lender in its sole discretion, including, but not limited to, a minimum 360-day standstill period and notice to Lender by such third party of any default and cure periods. If the Lender in its sole discretion elects to use equipment subject to such sale and leaseback transaction during such standstill period, the Lender shall pay the third party the current principal and interest due on the equipment pro rated for the period during which the Lender uses the equipment. Notwithstanding the foregoing, no standstill period shall apply with respect to any equipment the Lender elects not to use.

      Section 6.21 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

      Section 6.22 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

      Section 6.23 Discounts, Etc. Following an Event of Default, after notice from the Lender, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, except in the ordinary course of business. Following an Event of Default, the Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

      Section 6.24 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

      Section 6.25 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization.

      Section 6.26 Constituent Documents. The Borrower will not amend its Constituent Documents without Lender's prior written consent, which consent shall not be unreasonably withheld.

      Section 6.27 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Section 6.13 and Section 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) reasonably incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower hereunder.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

      Section 7.1.Events of Default. "Events of Default," wherever used herein, means any one of the following events:

            (a) Default in the payment of the Obligations or on any portion of the Obligations that otherwise becomes due and payable;

            (b) Failure of Borrower to deliver collateral reports as required pursuant to Section 6.1(c and e) of this Agreement which failure remains uncured for a period of five (5) Business Days, provided, however that such cure period shall not be available to Borrower more than three (3) times per fiscal year;

            (c) Failure of Borrower to deliver its monthly financial statements as required pursuant to Section 6.1(b) of this Agreement or to deliver its projections as required pursuant to Section 6.1(d) of this Agreement which failure, in each case, remains uncured for a period of five (5) Business Days;

            (d) Failure of Borrower to comply with its obligations under Sections 6.12, 6.14 or 6.16 of this Agreement which remains uncured for a period of fifteen (15) days;

            (e) Default in the performance, or breach, of any other covenant or agreement of the Borrower contained in this Agreement;

            (f) The existence of any Overadvance arising as the result of any reduction in the Borrowing Base, or that arises in any manner and on terms not otherwise approved of in advance by Lender, and which continues for a period in excess of two (2) Business Days after notice from the Lender;

            (g) A Change of Control shall have occurred;

            (h) Intentionally Omitted;

            (i) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

            (j) A petition shall be filed by the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor or (ii) a petition shall be filed against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor and is not dismissed within sixty (60) days;

            (k) If the aggregate Value of the Securities Accounts is less than $7,500,000, and (i) Maganlal Sutaria has not provided a personal guaranty to Lender (in the form attached hereto as Exhibit "G", in the amount that the aggregate Value of the Securities Accounts is less than $7,500,000 within two (2) Business Days and (ii) Dr. Perry Sutaria, Mona Rametra, and Raj M. Sutaria have not pledged additional cash or marketable securities to Lender in the amount that the aggregate Value of the Securities Accounts is less than $7,500,000 within five (5) Business Days;

            (l) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

            (m) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of applicable insurance proceeds or reserves by more than $200,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution;

            (n) A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other material instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other material contract, the effect of which default (after any applicable notice and passage of time) accelerates, or entitles any person to accelerate, any maturity thereof, or results in the forfeiture by Borrower of any of its rights under such evidence of material indebtedness, indenture, other material instrument, lease, or contract, and which could have a Material Adverse Effect;

            (o) An ERISA Event shall have occurred;

            (p) There has occurred an event of default under any Security Document;

            (q) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, merge with another organization unless Borrower is the surviving entity; or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

            (r) Intentionally Omitted;

            (s) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his obligations under such guaranty or support agreement in favor of the Lender and the Lender does not receive a Guaranty in form and substance acceptable to the Lender and a replacement pledge of collateral in an amount and in form and substance acceptable to the Lender within five (5) Business Days of the Lender receiving notice thereof, any individual Guarantor shall die or any other Guarantor shall cease to exist, except that no event of default under this subparagraph (s) shall be deemed to have occurred following the death of an individual Guarantor if, within 45 days following the death of such individual Guarantor, Lender receives a Guaranty in the form of Exhibit "__" hereto from one or more substitute Guarantors acceptable satisfactory to Lender in its reasonable discretion;

            (t) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or Intercreditor Agreement or make any payment on the Subordinated Indebtedness (as defined in the Subordination Agreement) that any Person was not entitled to receive under the provisions of the Subordination Agreement or the Intercreditor Agreement;

            (u) The occurrence of any Material Adverse Effect and the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired in any material respect;

            (v) Any material breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur and continue uncured for a period of five (5) Business Days;

            (w) (i) The indictment of any Director, Officer, or senior manager of Borrower for a felony offence under state or federal law, except that Borrower may terminate such person as a Director, Officer, or senior manager within 5 Business Days of such indictment, or (ii) the indictment of any Guarantor for a felony offence under state or federal law resulting in a forfeiture of assets pledged to Lender, except that Borrower may pledge or cause a Person to pledge Collateral in form and substance acceptable to Lender in its reasonable discretion, the amount of such forfeited assets to Lender within 10 Business Days of such indictment;

            (x) The failure of Borrower to raise at least $7,000,000 (net after expenses) in equity or Subordinated Debt by June 30, 2006;

            (y) Any breach, default or event of default by Borrower or any third party lender/financier under any intercreditor agreement; or

            (z) A default under Section 6.2(e) of this Agreement, except if, within five (5) Business Days, Borrower pledges or causes a Person to pledge as collateral to Lender (i) cash collateral in the amount of at least 100% of the shortfall under Section 6.2(e) or (ii) NYSE Listed Securities with a Value of at least 120% of the shortfall under Section 6.2(e), in which case the default under Section 6.2(e) shall not be considered an Event of Default for the purpose under this Agreement. Such collateral shall secure the entirety of the Obligations.

      Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

            (a) The Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

            (b) The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

            (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

            (d) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

            (e) The Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.5 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

            (f) The Lender may exercise and enforce its rights and remedies under the Loan Documents;

            (g) The Lender may without regard to any waste, adequacy of the security or solvency of the Borrower, apply for the appointment of a receiver of the Collateral, to which appointment the Borrower hereby consents, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

            (h) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f) or (g), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

      Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

      Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      Section 8.3.Notices; Communication of Confidential Information; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation,
(d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy or by e mail, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by either party may be compromised shall be borne exclusively by the Borrower. All requests for an accounting under Section 9-210 of the UCC (i) shall be made in a writing signed by a Person authorized under
Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and
(iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay the Lender the maximum amount allowed by law for responding to such requests.

      Section 8.4 Further Documents. The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

      Section 8.5 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

      Section 8.6 Indemnity. In addition to the payment of expenses pursuant to
Section 8.6, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

            (a) Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

            (b) Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b) ; and

            (c) Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

      Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

      Section 8.8 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      Section 8.9 Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than 30 days after receipt by the Lender. If there is a special need to retain specific records, the Borrower must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 30 days of the Lender taking control of same.

      Section 8.10 Binding Effect; Assignment; Complete Agreement; Sharing Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender and Wells Fargo Bank may share any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of information.

      Section 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      Section 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 8.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City of New York, County of New York, New York; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      Section 8.14 Intentionally Omitted.

------------------------------------------------------------------------------
THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Borrower's Initials __________________;   Lender's Initials __________________;

------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Interpharm, Inc.                         INTERPHARM, INC.
75 Adams Avenue
Hauppauge, New York  11788
Telecopier:  (631) 952-9587              By:   /s/ George Aronson
Attention:  George Aronson, Chief           ------------------------------
            Financial Officer               George Aronson, Chief Financial
                                            Officer

Wells Fargo Bank, National Association,  WELLS FARGO BANK, NATIONAL
acting through its Wells Fargo           ASSOCIATION, acting through its Wells
Fargo Business Credit operating          Business Credit operating
division                                 division

119 West 40th Street
New York, NY  10018
Telecopier:  (646) 728-3279
Attention:  Portfolio Manager for        By:   /s/ Richard Mahtani
Interpharm, Inc.                            ------------------------------
                                            Richard Mahtani, Assistant Vice
                                            President

                         Table of Exhibits and Schedules

Exhibit A      Form of Revolving Note

Exhibit B      Compliance Certificate

Exhibit C      Premises

Exhibit D      Form of M&E Note

Exhibit E      Form of Cap Ex Note

Exhibit F      Form of Real Estate Note

Exhibit G      Guaranty of Maganlal Sutaria

Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2   Capitalization and Organizational Chart

Schedule 5.3   Authorization of Borrowing; No Conflict as to Law or Agreements

Schedule 5.5   Subsidiaries

Schedule 5.6   Financial Condition; No Adverse Change

Schedule 5.7   Litigation Matters

Schedule 5.9   Taxes

Schedule 5.11  Intellectual Property Disclosures

Schedule 5.12  Pension Plan

Schedule 5.13  Default

Schedule 5.14  Environmental Matters

Schedule 5.18  Financial Solvency

Schedule 6.3   Permitted Liens

Schedule 6.4   Permitted Indebtedness and Guaranties

                                    Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE

$22,500,000.00                                                New York, New York
                                                                February 9, 2006

      For value received, the undersigned, Interpharm, Inc., a New York corporation (the "Borrower"), hereby promises to pay on the earlier of the Maturity Date or the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, at its office at 119 West 40th Street, New York, New York 10018, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated the same date as this Note (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

      This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

      The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                          INTERPHARM, INC.


                                          By:
                                             ---------------------------------
                                               George Aronson, Chief Financial
                                               Officer

                                    Exhibit B to Credit and Security Agreement

                             COMPLIANCE CERTIFICATE

To:         Wells Fargo Business Credit
Date:       _________________________
Subject:    Financial Statements

      In accordance with our Credit and Security Agreement dated as of February 9, 2006 (the "Credit Agreement"), attached are the financial statements of Interpharm, Inc. (the "Borrower") as of and for _________________, 200__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

      I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

      I further hereby certify as follows: Events of Default. (Check one):

      |_| The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

      |_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to 2.6(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

      Material Adverse Change in Litigation Matters of the Borrower. I further hereby certify as follows (check one):

      |_| The undersigned has no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Guarantors or Affiliates.

      |_| The undersigned has knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Guarantors or Affiliates not previously disclosed in Schedule 5.7. Attached to this Certificate is a statement of the facts with respect thereto.

      Financial Covenants. I further hereby certify as follows (check and complete each of the following):

      1. Intentionally Omitted.

      2. Minimum Net Income Before Tax and Research and Development Expenses.(2) Pursuant to Section 6.2(b) of the Credit Agreement, as of the Reporting Date, the Borrower's Minimum Net Income Before Tax and Research and Development Expenses was $____________, which |_| satisfies |_| does not satisfy the requirement that such amount be no less than the applicable amount set forth in the table below on the Reporting Date:

                Period                     Minimum Net Income
                ------                     ------------------

July 1, 2005 through March 31, 2006            $3,886,000
July 1, 2005 through June 30, 2006             $4,062,000
July 1, 2006 through September 30, 2006        $1,400,000
July 1, 2006 through December 31, 2006         $2,500,000
July 1, 2006 through March 31, 2007            $4,000,000
July 1, 2006 through June 30, 2007             $6,000,000

      3. Minimum Net Income Before Tax Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrower's Minimum Net Income Before Tax was $____________, which |_| satisfies |_| does not satisfy the requirement that such amount be no less than the applicable amount set forth in the table below on the Reporting Date:

                Period                     Minimum Net Income
                ------                     ------------------
July 1, 2005 through March 31, 2006           <$4,000,000>
July 1, 2005 through June 30, 2006            <11,133,000>

      4. Leverage Ratio. Pursuant to Section 6.2(d) of the Credit Agreement, as of the Reporting Date, the ratio of the Borrower's Leverage was _______ to ________, which |_| satisfies |_| does not satisfy the requirement that such ratio be no more than the applicable ratio set forth in the table below on the Reporting Date:

          Period              Leverage Ratio
          ------              --------------
March 31, 2006                     1.80x
June 30, 2006                      2.50x
September 30, 2006                 3.50x
December 31, 2006                  3.75x
March 31, 2007                     3.85x
June 30, 2007                      3.50x

-------------------

(2) Holdings is required to meet only one of either (b) or (c) above through the period ending June 30, 2006, after which only the requirements of (b) must be met.

      5. Net Cash Flow. Pursuant to Section 6.2(e) of the Credit Agreement, the Borrower's Net Cash Flow for the period ending on the Reporting Date, was $_____________, which |_| satisfies |_| does not satisfy the requirement that such amount be not less than the applicable amount set forth in the table below (numbers appearing between "< >" are negative) on the Reporting Date:

                Period                       Net Cash Flow
                ------                       -------------

July 1, 2005 through March 31, 2006          <$6,456,000>
July 1, 2005 through June 30, 2006           <$6,904,000>
July 1, 2006 through September 30, 2006      <$6,732,000>
July 1, 2006 through December 31, 2006       <$8,694,000>
July 1, 2006 through March 31, 2007          <$8,921,000>
July 1, 2006 through June 30, 2007           <$5,954,000>

      6. Intentionally Omitted.

      7. Intentionally Omitted.

      8. Capital Expenditures. Pursuant to Section 6.2(h) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the fiscal year ended _______________, 200___, for unfinanced Capital Expenditures, $___________________ in the aggregate, which |_| satisfies |_| does not satisfy the requirement that such expenditures not exceed $1,500,000 in the aggregate during the second half of 2006 and $2,000,000 in each fiscal year thereafter, of which no more than $1,500,000 may be unfinanced.

      9. Intentionally Omitted.

      10. Future Covenants. Pursuant to Section 6.2(j) of the Credit Agreement, on the Reporting Date, the Borrower has maintained Net Income Before Tax and Research and Development Expenses and Net Cash Flow of $__________________, which |_| satisfies |_| does not satisfy the requirement that the Borrower be required to generate a minimum of 90% of its projected Net Income Before Tax and Research and Development Expenses and Net Cash Flow using the formulas above. Notwithstanding the foregoing, if Borrower fails to provide such projections satisfactory to Lender and showing reasonable improvement in financial performance, the Borrower shall be required to maintain, among other covenants, a Leverage Ratio of no greater than 3.25x at the end of each fiscal quarter, commencing with September 2007 and each fiscal quarter thereafter.

      11. Intentionally Omitted.

      12. Minimum Availability. Pursuant to Section 6.2(l) of the Credit Agreement, on the Reporting Date, the Borrower has maintained excess availability of $__________________, which |_| satisfies |_| does not satisfy the requirement that the Borrower maintain excess availability of at least $2,000,000 at all times.

      13. Additional Equity/Subordinated Debt.

            (i) Pursuant to Section 6.2(m)(i) of the Credit Agreement, on the Reporting Date, the Borrower has Borrower has raised $_________________ in equity or Subordinated Debt, which |_| satisfies |_| does not satisfy the requirement that such amount be at least $7,000,000 (net after expenses) by June 30, 2006.

            (ii) Pursuant to Section 6.2(m)(ii) of the Credit Agreement, on the Reporting Date, the Borrower has delivered to the Lender the proceeds of the equity or Subordinated Debt, which |_| satisfies |_| does not satisfy the requirement that such amount received by the Borrower as equity or subordinated debt be applied to the Borrower's obligations under the Revolving Note.

            (iii) Pursuant to Section 6.2(m)(iii) of the Credit Agreement, on the Reporting Date, the Borrower has entered into a Subordination Agreement, which |_| satisfies |_| does not satisfy the requirement that the Borrower enter into a Subordination Agreement in form and substance acceptable to the Lender in its reasonable discretion, which Subordination Agreement shall include, but shall not be limited to, terms and conditions as hereinafter set forth.

      14. Salaries. As of the Reporting Date, the Borrower has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increased the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 20% over the amount paid in the Borrower's previous fiscal year, for all such persons in the aggregate, and has not paid any increase from any source other than profits earned in the year of payment, and as a consequence |_| is |_| is not in compliance with Section 6.8 of the Credit Agreement.

      Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                          INTERPHARM, INC.




                                          By:
                                             ---------------------------------
                                               George Aronson, Chief Financial
                                               Officer

                                    Exhibit C to Credit and Security Agreement

                                    PREMISES

      The Premises referred to in the Credit and Security Agreement are legally described as follows:

                                 75 Adams Avenue

                            Hauppauge, New York 11788

                                    Exhibit D to Credit and Security Agreement

                                  M&E TERM NOTE

$3,500,000.00                                                 New York, New York
                                                                February 9, 2006

            This M&E Term Note ("Note"), made by Interpharm, Inc., a New York corporation, payable to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, in the principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000).

            For value received, the undersigned, Interpharm, Inc., a New York corporation (the "Borrower"), hereby promises to pay as provided in the Credit Agreement (defined below), to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, successor in interest to Wells Fargo Business Credit, Inc., (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

            This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Real Estate Term Note referred to in the Credit Agreement.

            This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

            The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

            Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                    INTERPHARM, INC.

                                    By:
                                       ---------------------------------------
                                       George Aronson, Chief Financial Officer

                                    Exhibit E to Credit and Security Agreement

                                   CAP EX NOTE

$3,500,000.00                                                 New York, New York
                                                                February 9, 2006

            This Cap Ex Term Note ("Note"), made by Interpharm, Inc., a New York corporation, payable to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, in the principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000).

            For value received, the undersigned, Interpharm, Inc., a New York corporation (the "Borrower"), hereby promises to pay as provided in the Credit Agreement (defined below), to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, successor in interest to Wells Fargo Business Credit, Inc., (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

            This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Real Estate Term Note referred to in the Credit Agreement.

            This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

            The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

            Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                    INTERPHARM, INC.

                                    By:
                                       ---------------------------------------
                                       George Aronson, Chief Financial Officer

                                    Exhibit F to Credit and Security Agreement

                       CONSOLIDATED REAL ESTATE TERM NOTE

Date of Note:     February 9, 2006

Principal Amount: $12,000,000.00

Maturity Date:    March 1, 2021

Interest Rate:    A fluctuating interest rate from time to time in effect under the Credit Agreement of even date herewith (as the same may be hereafter amended, modified, extended, supplemented or restated from time to time, the "Credit Agreement"). The
                  Interest Rate shall be computed on an actual/360 day basis
                  (i.e., interest for each day during which the Principal
                  Amount, or any part thereof, is outstanding shall be computed at the Interest Rate divided by 360).

Business Day:     Any day on which Lender is open for business.


FOR VALUE RECEIVED, Interpharm, Inc., a New York corporation (the "Borrower"), having an address as indicated below, HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (hereinafter, together with its successors and assigns, referred to as the "Lender") at its main office in Minneapolis, Minnesota, or at such other place as the holder hereof may from time to time designate in writing, in immediately available federal funds, the Principal Amount, together with interest on the outstanding Principal Amount from time to time at the Interest Rate from the date hereof until the Note is fully paid, in accordance with the terms of the Credit Agreement.

This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Real Estate Term Note referred to in the Credit Agreement.

This Note is secured by those certain mortgages in the aggregate principal sum of this Note listed and described on Schedule A attached hereto (said mortgages as spread, consolidated and modified by the Agreement (hereinafter defined) together with all extensions, renewals or modifications thereof are herein collectively referred to as the "Mortgage") described in, and consolidated, combined and modified by, that certain Mortgage Consolidation, Modification and Extension Agreement, dated the date hereof, between Borrower, as mortgagor, and Lender, as mortgagee (the "Agreement"), encumbering the fee estate of Borrower in the real property located at 50 Horseblock Road, Yaphank, New York, the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon and all other property described in the Mortgage (collectively, the "Mortgaged Property").

Borrower agrees that if it fails to timely make any payment due under this Note or upon the happening of any Event of Default under the Mortgage, the outstanding Principal Amount, together with accrued interest and all other expenses, including, reasonable attorneys' fees for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the holder of this Note, notwithstanding the Maturity Date. From and after any Event of Default under the Mortgage, the interest rate of this Note shall be the Default Rate (as defined in the Credit Agreement).

In no event shall the total of all charges payable under this Note, the Mortgage and any other documents executed and delivered in connection herewith and therewith which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged by applicable law. Should the Lender receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall thereupon be applied to reduce the principal balance outstanding on this Note.

Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

Any notice, demand or request relating to any matter set forth in this Note shall be given in the manner provided for in the Mortgage.

Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest.

This Note may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

This Note may be prepaid only in accordance with the Credit Agreement.

BORROWER, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS NOTE, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

This Note is given in substitution for, and consolidates, modifies, amends and restates, and as consolidated, modified, amended and restated replaces, the certain notes, bonds and other agreements (collectively, the "Original Notes") evidencing the debt secured by the mortgages listed and described on Schedule A attached hereto. The Original Notes and the respective debts evidenced thereby are hereby combined and coordinated to constitute one joint indebtedness in the outstanding principal sum of $12,000,000.00.

This Note is not in payment, satisfaction or cancellation of the Original Notes, or of the indebtedness evidenced and secured thereby, and such indebtedness is hereby ratified and confirmed by the Borrower and Borrower represents, warrants and covenants that there are no offsets, counterclaims or defenses against the indebtedness or this Note. It is expressly understood and agreed that (i) this
Note is given in replacement of the Original Notes, and that no part of the indebtedness evidenced by the Original Notes shall be discharged, cancelled or impaired by the execution and delivery of this Note and (ii) the execution and delivery of this Note shall not create any new or additional principal indebtedness.

This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law).

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the Date of Note.

Address:                                 BORROWER:

75 Adams Avenue                          INTERPHARM, INC.
Hauppauge, New York  11788

                                         By:
                                            ----------------------------------
                                            George Aronson, Chief Financial
                                            Officer

                                    Exhibit G to Credit and Security Agreement

                                    GUARANTY

            THIS GUARANTY, dated as of ____________, 2_____ is made by Maganlal Sutaria (the "Guarantor") for the benefit of Wells Fargo Bank, National Association (with its participants, successors and assigns, the "Lender"), acting through its Wells Fargo Business Credit operating division.

            The Lender and Interpharm, Inc., a New York corporation (the "Borrower"), are parties to a Credit and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") pursuant to which the Lender may make advances and extend other financial accommodations to the Borrower.

            As a condition to forbearing from declaring a default under the Credit Agreement and continuing to extend such credit to the Borrower, the Lender has required the execution and delivery of this Guaranty.

            ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

            1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

            2. Indebtedness Guaranteed. The Guarantor hereby absolutely and unconditionally guarantees to the Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the Obligations and (ii) each and every other sum now or hereafter owing to the Lender by the Borrower, including but not limited to, debts, liabilities and obligations arising out of loans, credit transactions, financial accommodations, discounts, purchases of property or other transactions with the Borrower or for the Borrower's account or out of any other transaction or event, owed to the Lender or owed to others by reason of participations granted to or interests acquired or created for or sold to them by the Lender, in each case whether now existing or hereafter arising, whether arising directly in a transaction or event involving the Lender or acquired by the Lender from another by purchase or assignment or as collateral security, whether owed by the Borrower as drawer, maker, endorser, accommodation party, guarantor, principal, surety or as a member of any partnership, syndicate, association or group or in any other capacity, whether absolute or contingent, direct or indirect, primary or secondary, sole, joint, several or joint and several, secured or unsecured, due or not due, contractual, tortious or statutory, liquidated or unliquidated, arising by agreement or imposed by law or otherwise (all of said sums being hereinafter called the "Indebtedness").

            3. Unconditional Guaranty. No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of all of the Indebtedness, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor's liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor, whether or not all of the Indebtedness is paid in full, until this Guaranty is revoked prospectively as to future transactions, by written notice actually received by the Lender, and such revocation shall not be effective as to the amount of Indebtedness existing or committed for at the time of actual receipt of such notice by the Lender, or as to any renewals, extensions, refinancings or refundings thereof. The death or incompetence of the Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by the Lender and only prospectively, as to future transactions, as herein set forth.

            4. Death or Insolvency of Guarantor. If the Guarantor shall die or shall be or become insolvent (however defined), then the Lender shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Lender, the full amount of all of the Indebtedness whether due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all of the Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

            5. Limited Guaranty. Notwithstanding the aggregate amount of the Indebtedness which may from time to time be outstanding, the liability of the Guarantor hereunder shall be limited to a principal amount of $_______________, plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto. The Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the Guarantor's liability hereunder, and the Lender may pay (or allow for the payment of) the excess out of any sums received by or available to the Lender on account of the Indebtedness from the Borrower or any other person (except the Guarantor), from their properties, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the Guarantor's liability hereunder. Any payment made by the Guarantor under this Guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Lender, advising the Lender that such payment is made under this Guaranty for such purpose.

            6. Subrogation, etc. The Guarantor hereby waives all rights that the Guarantor may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from the Borrower or from any property of the Borrower any sums paid under this Guaranty. The Guarantor will not exercise or enforce any right of contribution to recover any such sums from any person who is a co-obligor with the Borrower or a guarantor or surety of the Indebtedness or from any property of any such person until all of the Indebtedness shall have been fully paid and discharged.

            7. Enforcement Expenses. The Guarantor will pay or reimburse the Lender for all costs, expenses and reasonable attorneys' fees paid or incurred by the Lender in endeavoring to collect and enforce the Indebtedness and in enforcing this Guaranty.

            8. Lender's Rights. The Lender shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for the Borrower. Whether or not any existing relationship between the Guarantor and the Borrower has been changed or ended and whether or not this Guaranty has been revoked, the Lender may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor's liability shall not be affected or impaired by any of the following acts or things (which the Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (iii) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any guarantor or other person liable in respect of any of the Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Indebtedness; and (x) any election by the Lender under Section 1111(b) of the United States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

            9. Waivers by Guarantor. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Lender any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the Indebtedness, or any setoff available against the Lender to the Borrower or any other such person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. The Guarantor will not assert, plead or enforce against the Lender any claim, defense or setoff available to the Guarantor against the Borrower. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness. The Lender shall not be required first to resort for payment of the Indebtedness to the Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

            10. If Payments Set Aside, etc. If any payment applied by the Lender to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

            11. Additional Obligation of Guarantor. The Guarantor's liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Lender as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Indebtedness or obligation of the Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

            12. Intentionally Omitted.

            13. No Duties Owed by Lender. The Guarantor acknowledges and agrees that the Lender (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Borrower or any guarantor. The Guarantor has independently determined the creditworthiness of the Borrower and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Lender continue to make such determinations.

            14. Termination of Guaranty. This Guaranty shall terminate upon the Borrower's or any Guarantor's (as defined in the Credit Agreement) pledging to Lender collateral in an amount necessary to meet the Securities Account Sublimit (as defined in the Credit Agreement) in form and substance acceptable to the Lender. Such termination of this Guaranty does not waive Lender's rights or otherwise release Guarantor from his obligations under the Credit Agreement to provide a subsequent Guaranty in form and substance as herein in the event that there is a subsequent default under Section 7.1(k) of the Credit Agreement.

            15. Miscellaneous. This Guaranty shall be effective upon delivery to the Lender, without further act, condition or acceptance by the Lender, shall be binding upon the Guarantor and the heirs, representatives, successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Lender. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. The Guarantor hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Guarantor in connection with this Guaranty may be venued in the state or federal courts located in New York, New York; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            15. Waiver of Jury Trial. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

            IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the date first written above.

                                          ------------------------------------
                                          Maganlal Sutaria

                                          Address:

                                          ---------------------------------

                                          ---------------------------------

                                          ---------------------------------

                                          Soc. Sec. No.:
                                                        -------------------

STATE OF                       )
         ---------------------
                               ) ss.:
COUNTY OF                      )
          --------------------

      On the _____ day of ________, in the year ____, before me, the undersigned, personally appeared Maganlal Sutaria, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                   ----------------------------
                                                          Notary Public

                                 Schedule 5.1 to Credit and Security Agreement

      TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS,

                           AND LOCATIONS OF COLLATERAL

                                   TRADE NAMES

                                Interpharm, Inc.

              CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

                                 75 Adams Avenue

                            Hauppauge, New York 11788

                   OTHER INVENTORY AND EQUIPMENT LOCATIONS

                               50 Horseblock Road

                                Yaphank, New York


                                    S-5.1-1

                                 Schedule 5.2 to Credit and Security Agreement

                   CAPITALIZATION AND ORGANIZATIONAL CHART

(1)   Capitalization.

        As of February 8, 2006, the total number of common shares outstanding and the number of common shares potentially issuable upon exercise of all outstanding stock options and conversion of preferred stocks (including contingent conversions) is as follows:

                        No. of shares (after
                        exercise of all rights
Type of Rights/Stock   to acquire shares)
--------------------   ---------------
Common stock             32,463,607
Series A                    1,522
Series A-1  (maximum      4,855,389
contingent
conversion) (a)

Series B                     292
Series C                    5,584
Series K (b)             31,373,875
------------             ----------
Total (c)                81,229,139

      (a) Series A-1 shares are convertible only if the Company reaches $150 million in annual sales or upon a merger, consolidation, sale of assets or similar transaction.

      (b) June 4, 2006 and on each anniversary date thereof, through June 4, 2010, 292,913 Series K shares will automatically convert into 6,274,775 shares of the Company's common stock. The shareholders of the Series K Preferred are as follows:

=============================

Raj Sutaria          410,078
-----------------------------
Ravi Sutaria         292,913
-----------------------------
Perry Sutaria        234,331
-----------------------------
Mona Rametra         234,331
=============================
      Total        1,171,653
=============================

      (c) Assuming no further issuance of equity instruments, or changes to the equity structure of the Company, this total represents the maximum number of shares of common stock that could be outstanding through December 31, 2011 (the end of the current vesting and conversion periods).


                                    S-5.2-1

5% Owners (including officers and directors) as of November 9, 2005:

Amount and
Name and                                           Nature of
Address of                   Title of              Beneficial        Percent of
Beneficial Owner             Class                 Ownership         Class
----------------             --------              ---------         ----------

Maganlal K. Sutaria(2)       Common Stock            343,500           1.05%
75 Adams Avenue
Hauppauge, NY  11788

Raj Sutaria(3)               Common Stock          6,951,198          21.30%
75 Adams Avenue
Hauppauge, NY 11788          Series K Preferred      512,599          35.00%

                             Common and Series K
                             Combined              7,463,797          21.96%
                             Voting Power

Bhupatlal K. Sutaria(4)      Common Stock            204,000           0.63%
75 Adams Avenue
Hauppauge, NY  11788

Munish K. Rametra            Common Stock          3,987,971          12.29%
and Mona Rametra (5)
75 Adams Avenue
Hauppauge, NY  11788         Series K Preferred      292,913          20.00%

                             Common and Series K
                             Combined              4,280,884          12.62%
                             Voting Power

Dr. Mark Goodman (6)         Common Stock            100,000             *
75 Adams Avenue
Hauppauge, NY  11788

David Reback (7)             Common Stock             17,500             *
75 Adams Avenue
Hauppauge, NY  11788

Stewart Benjamin(8)          Common Stock             17,500             *
75 Adams Avenue
Hauppauge, NY  11788


                                    S-5.2-2

Ravi Sutaria                 Common Stock          4,361,443          13.49%
75 Adams Avenue
Hauppauge, NY  11788         Series K Preferred      366,141          25.00%

                             Common and Series K
                             Combined              4,654,356          13.77%
                             Voting Power

Perry Sutaria(9)             Common Stock          4,073,051          12.60%
75 Adams Avenue
Hauppauge, NY  11788         Series K Preferred      292,913          20.00%

                             Common and Series K
                             Combined              4,365,964          12.92%
                             Voting Power

Kenneth Johnson              Common Stock             27,500             *
75 Adams Avenue
Hauppauge, NY  11788

Cameron Reid (10)            Common Stock          2,000,000           5.82%
75 Adams Avenue
Hauppauge, NY  11788

George Aronson (11)          Common Stock            275,000             *
75 Adams Avenue
Hauppauge, NY  11788

    All Directors and        Total Voting Power   23,312,501          68.77%
    Officers as a
    Group (9 persons)

      (1) Computed based upon a total of 32,463,607 shares of common stock and 1,464,567 shares of Series K Preferred Stock outstanding as of November 7, 2005 and 7,438 shares of common stock into which the Series, A, B and C Preferred Stock are convertible.

      (2) The foregoing figure reflects the ownership of 43,500 shares of common stock and vested options to acquire 300,000 shares. It does not include non-vested options to acquire 900,000 shares of common stock, 350,000 options held by his spouse and 1,873,900 shares of Series A-1 Preferred Stock held by an annuity he controls.

      (3) The foregoing figure includes vested options to acquire 187,500 shares, but does not include non-vested options to acquire 562,500 shares of common stock or his beneficial interest in Series A-1 Preferred Stock held by a trust of which he is a beneficiary.


                                    S-5.2-3

      (4) The foregoing figure includes vested options to acquire 200,000 shares, but does not include non-vested options to acquire 600,000 shares of common stock and 400,000 options held by his spouse.

      (5) The foregoing includes vested options to acquire 112,500 shares., but does not include non-vested options held by Munish K. Rametra to acquire 337,500 shares of common stock or Mona Rametra's beneficial interest in Series A-1 Preferred Stock held by her and by a trust of which she is a beneficiary.

      (6) The foregoing figure includes 47,500 shares owned by Dr. Goodman's wife. Dr. Goodman has been granted a power of attorney to sell such shares.

      (7) The foregoing figure includes vested options to acquire 17,500, but excludes non-vested options to acquire 5,000 shares of common stock.

      (8) The foregoing figure includes 17,500 shares of common stock which may be acquired upon exercise of currently exercisable options and excludes non-vested options to acquire an additional 5,000 shares of common stock.

      (9) The foregoing figure does not include his beneficial interest in Series A-1 Preferred Stock held by a trust of which he is a beneficiary.

      (10) The foregoing figure does not include 1,000,000 non-vested options to purchase common stock. Mr. Reid's options have an exercise price of $3.97 per share and will not vest until out common stock trades at $15 per share for six months.

      (11) The foregoing figure includes vested options to acquire 275,000 shares, but excludes non-vested options to acquire 125,000 shares of common stock.


                                    S-5.2-4

(2) Attach organizational chart showing the ownership structure of all Subsidiaries of the Holdings and Borrower.

                               [GRAPHIC OMITTED]


                                    S-5.2-5

                                 Schedule 5.3 to Credit and Security Agreement

       AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS.

        The execution, delivery and performance of the Loan Documents will violate that certain credit facility agreement between the Borrower and HongKong Shanghai Bank Corporation ("HSBC") and required HSBC's consent. HSBC's consent was obtained and the HSBC loan will be paid off at the Closing.


                                    S-5.3-1

                                 Schedule 5.5 to Credit and Security Agreement

                                  SUBSIDIARIES

                            Interpharm Holdings, Inc.

------------------------------------ -----------------         -----------------------------------
Name of Subsidiary                     Jurisdiction                     Ownership Percentage
------------------------------------ -----------------         -----------------------------------
Interpharm, Inc.                        New York                                 100%
------------------------------------ -----------------         -----------------------------------
Micro Computer Store, Inc.              New York                                 100%
------------------------------------ -----------------         -----------------------------------
Innovative Business Micros, Inc.        New York                                 100%
--------------------------------------------------------------------------------------------------
Logix Solutions, Inc.                   Colorado                                  90%
Saturn Chemical, LLC                    New York                                 100%
Interpharm Realty, LLC                  New York                                 100%
--------------------------------------------------------------------------------------------------


                          Interpharm, Inc. Subsidiaries

                              Saturn Chemical, LLC


                                    S-5.5-1

                                 Schedule 5.6 to Credit and Security Agreement

                     FINANCIAL CONDITION; NO ADVERSE CHANGE

      Since September 30, 2005 (the most recent financial statements provided by the Borrower to the Lender), the Borrower was delayed in launching its stearified estrogen product being produced pursuant to its agreement with Centrix Pharmaceutical, Inc.


                                    S-5.6-1

                                 Schedule 5.7 to Credit and Security Agreement

                               LITIGATION MATTERS

Dale Leonard v. Interpharm Holdings, Inc., Advanced Technology Solutions Group, Inc. (d/b/a ATEC GROUP), Gunnallen Financial, Inc., Ashok Rametra, Munish K. Rametra and John Tornabene

      In this lawsuit commenced on January 28, 2004, Plaintiff Dale Leonard ("Leonard"), a former employee of Advanced Technology Solutions Group, Inc. ("Atec") alleges that he was wrongfully precluded from exercising stock options that expired on August 28, 2003.

      Leonard commenced this lawsuit on or about January 28, 2004 and in addition to his claims against the corporate defendants, Atec and Interpharm, he asserts claims against Ashok Rametra and Munish Rametra, two officers who acted in their corporate capacities at all times. Leonard also asserts claims against the broker and brokerage firm through which he exercised his claimed options.

      The complaint variously alleges claims against the corporate and individual defendants for fraud, fraudulent inducement, gross negligence, negligent misrepresentation, breach of contract, breach of fiduciary duty and unjust enrichment. The damages alleged are for the full value of the 16,700 shares at issue at the stock's highest price on August 12, 2003 ($7.64/share), the day Leonard alleges that he would have exercised his options. This amounts to $127,588 in claimed damages. Leonard also alleges punitive damages and attorneys' fees; however, he fails to quantify this aspect of his purported damages.

      The Company believes it has meritorious defenses to the allegations in the complaint and intends to vigorously defend the case.


                                    S-5.7-1

                                 Schedule 5.9 to Credit and Security Agreement

                                      TAXES

                                      None


                                    S-5.9-1

                                Schedule 5.11 to Credit and Security Agreement

                        INTELLECTUAL PROPERTY DISCLOSURES

(a)   Owned Intellectual Property.

      None.

(b)   Agreement with Employees and Contractors.

      The Borrower has entered into an employment agreement with each of its executive officers under which the officers assign to the Borrower any Intellectual Property Rights created in the course of employment.

(c)   Intellectual Property Rights Licensed from Others.

      Other than off-the-shelf software licenses, the Borrower has no Licensed Intellectual Property. Borrower has two agreements with Tris Pharma, Inc. entered into in February, 2005, pursuant to which it has the right to license any and all intellectual property developed by Tris pursuant to the agreements.

(d)   Other Intellectual Property Needed for Business.

      None.

(e)   Infringement.

      None.

                                    S-5.11-1

                                Schedule 5.12 to Credit and Security Agreement

                                  PENSION PLAN

               The Borrower and Holdings maintain 401(k) plan.


                                    S-5.12-1

                                Schedule 5.13 to Credit and Security Agreement

                                     DEFAULT

      The Borrower is currently in default under its HSBC credit facility, which was waived in exchange for a personal guarantee from Holdings Chairman.


                                    S-5.13-1

                                Schedule 5.14 to Credit and Security Agreement

                             ENVIRONMENTAL MATTERS

                                      None


                                    S-5.14-1

                                Schedule 5.18 to Credit and Security Agreement

                               FINANCIAL SOLVENCY

            The following inactive subsidiaries of the Borrower and Holdings are insolvent: Micro Computer Store, Inc., Innovative Business Micros, Inc., Logix Solutions, Inc., Saturn Chemical, LLC.


                                    S-5.18-1

                                 Schedule 6.3 to Credit and Security Agreement

                                 PERMITTED LIENS

The Borrower has provided a lien search report to the Lender.

Creditor        Collateral          Jurisdiction   Filing Date       Filing No.
--------        ----------          ------------   -----------       ----------
Raymond         Freight install          NY        July 14, 2005   200507140792975
Leasing         RAYMOND SACSR30T
Corporation     04027 HOBART

                750H3-24 205CS27907
                DEKA 24D125-13
                1495EO TRAINING

Raymond         RAYMON D R 40C40QM       NY        July 14, 2005   200507140792987
Leasing         08614
Corporation     Freight/Install
                HOBART 1050H3-18
                205CS28622 DEKA
                18D125-17 1342LN

Leiner Health   One Fette P3200          CA       December 5, 2005  200512051286470
Products, LLC   Tablet Press-Serial
                No. 0713, 61 Stations
                IPT 19, B Tolling

General         Biotech Equipment        CT        December 5, 2005 200512301380865
Electric        as further
Capital         described on
Corporation     Schedule A attached
                to the UCC-1, plus
                all other
                attachments,
                accessories,
                accession,
                additions,
                replacements,
                exchanges and
                substitutions now or
                hereafter made a
                part of the
                equipment or
                attached thereto,
                and any and all
                insurance and other
                proceeds thereof
                under a True Lease
                transaction between
                Borrower and GE


                                    S-6.3-1

Creditor        Collateral          Jurisdiction   Filing Date     Filing No.
--------        ----------          ------------   -----------     ----------

Xerox           One XEROX 2101ST         TX        Jan 13, 2006 200601135041903
Corporation     and one XEROX WCP65
                together with all
                parts, attachments,
                additions,
                replacements and
                repairs
                incorporated in or
                affixed thereto






                                    S-6.3-2

                                 Schedule 6.4 to Credit and Security Agreement

                      PERMITTED INDEBTEDNESS AND GUARANTIES

                                  INDEBTEDNESS

     Creditor       Principal Amount         Maturity Date             Monthly Payment        Collateral
     --------           ------               -------------                  -------           ----------
Tris Pharma, Inc.    Cost of two         The balance on one
                     combined            agreement of $2.75M could
                     agreements with     be paid within 3 years; the
                     Tris is             balance on the 2nd
                     approximately       agreement of $2.2M is
                     $6.75M              scheduled to be paid within
                                         2 years


                               GUARANTIES
                               ----------

Primary Obligor   Amount and Description of Obligation   Beneficiary of Guaranty
                              Guaranteed

                                 N/A


                                    S-6.4-1